UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:
Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §240.14a-12

OceanFirst Financial Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
No fee required.
Fee paid previously with preliminary materials.
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Message from our Chairman	OceanFirst Financial Corp. 110 West Front Street Red Bank, New Jersey 07701 1.888.623.2633
Christopher D. Maher
Chairman, President and Chief Executive Officer
April 26, 2022

“On behalf of the Board of Directors, and all the employees, we thank you for your support and investment in our Company.”

Dear Fellow Stockholder,

It is my pleasure to invite you to participate in the Annual Meeting of Stockholders (the “Annual Meeting”) to be held in a virtual meeting format only, via the Internet, on Wednesday, May 25, 2022 at 9:00 a.m. Eastern Time. Details regarding how to access the live webcast of the Annual Meeting are included on your proxy card.

The Notice of Annual Meeting and the proxy statement on the following pages provide more detailed information about the formal business of the Annual Meeting. Please take a few moments to review this document, as well as the Annual Report and Form 10-K. In addition to the formal business, we plan to provide an update on the Company’s accomplishments in 2021. The Company’s Board of Directors, executive officers, and representatives from the Company’s independent registered accounting firm will be available during the question and answer period on the formal agenda.

We encourage you to vote your shares prior to the Annual Meeting, even if you are planning to participate in the virtual broadcast live, to ensure your stock is represented. You may submit your vote by telephone or online according to the instructions on the proxy card. Or you may mail the proxy card using the enclosed envelope. For those who are unable to attend the live broadcast, a replay will be available and can be accessed by visiting www.oceanfirst.com and selecting the Investor Relations area of the site.

On behalf of the Board of Directors, and all the employees, we thank you for your support and investment in our Company.

Sincerely,

Wednesday, May 25, 2022	NOTICE
9:00 a.m. Eastern Time
Virtually at www.virtualshareholdermeeting.com/OCFC2022	of 2022 Annual Meeting of Stockholders
ITEMS OF BUSINESS	RECORD DATE
1.

The election of 12 directors of the Company;

2.

An advisory vote on executive compensation as disclosed in these materials;

3.

The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022; and

4.

Such other matters as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

By order of the Board of Directors,

In order to vote, you must have been a stockholder at the close of business on April 6, 2022.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card, or by voting via the internet or by telephone by following the voting instructions printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

Steven J. Tsimbinos Corporate Secretary
REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker or other holder of record to see which voting methods are available to you.	BY INTERNET Visit the website on your proxy card	BY TELEPHONE Call the telephone number on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope	VIRTUALLY Follow the instructions on your proxy card to vote at the virtual meeting

NOTE: Whether or not you plan to attend the Annual Meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope or you may submit your vote by telephone or online according to the instructions on the enclosed proxy card.

Table of Contents

Proxy Summary	6
Proposals to be Voted on	6
Nominees for Director	6
Corporate Governance Highlights	7
Executive Compensation Overview	7
Corporate Governance	8
Corporate Governance Highlights	8
Corporate Governance Policies and Procedures	9
Board Leadership Structure	9
Board Role in the Oversight of Risk/Risk Committee	10
Committees of the Board of Directors	11
Code of Ethics and Standards of Personal Conduct	13
Environmental, Social, and Corporate Governance	13
Diversity and Inclusion	15
Stockholder Communications	15
Meetings of the Board of Directors	15
Stockholder-Recommended Director Nominations	16
General	16
Procedures to be Followed by Stockholders	16
Proposal 1 Election of Directors	17
Board Independence	17
Criteria for Director Nominees	17
Board Refreshment; Process for Identifying and Evaluating Nominees	18
Nominees for Election of Director	18
Nominees for Director	20
Directors Whose Terms are Expiring	24
Required Vote	24
Directors’ Recommendation	24
Stock Ownership	25
Delinquent Section 16(a) Reports	28
Senior Executive Officers Who Are Not Also Directors	29
Compensation Discussion and Analysis	31
Overview	31
Executive Summary	32
Objectives of Our Compensation Program	36
Compensation Program Design and Rationale	36
How Compensation Is Determined	37
Elements of Compensation	38
Stock Ownership Guidelines	46
Mitigating Risk in Our Executive Compensation Program	46
Hedging/Pledging Policy	47
Executive Compensation	48
Summary Compensation Table	48
Employment Agreements	49
Change in Control Agreement	50
Grants of Plan-Based Awards	50
Outstanding Equity Awards at Fiscal Year-End	51
Option Exercises and Stock Vested	54
Nonqualified Deferred Compensation	55
Potential Payments upon Termination or Change in Control	56
CEO Pay Ratio	62
Director Compensation	63
Cash and Stock Retainers for Non-Employee Directors	63
Separation and Consulting Agreements—Directors Moss and Murphy	63
Deferred Compensation Plan for Directors	63
Stock Ownership Guidelines	65
Hedging/Pledging Policy	65
Compensation Committee Report	65
Compensation Committee Interlocks and Insider Participation	65
Proposal 2 Advisory Vote on Executive Compensation	66
Required Vote	66
Directors’ Recommendation	66
Proposal 3 Ratification of Appointment of the Independent Registered Public Accounting Firm	67
Independent Registered Public Accounting Firm Rotation	67
Audit Fees	68
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm	68
Report of the Audit Committee	69
Required Vote	70
Directors’ Recommendation	70
Transactions with Management	71
Loans and Extensions of Credit	71
Other Transactions	71
Additional Information	72
Voting and Proxy Procedure	73
Who Can Vote at the Annual Meeting	73
Attending the Annual Meeting	73
Questions at the Annual Meeting	73
Quorum and Vote Required	73
Voting by Proxy; Revocation of Proxy; Board Recommendations	74
Participants in OceanFirst Financial Corp.’s and OceanFirst Bank’s Benefit Plans	75
Stockholder Nominations and Proposals	75
Stockholder Proposals for Inclusion in Proxy Materials	75
Notice of a Solicitation of Proxies in Support of Director Nominees Other Than the Company's Nominees	75
Stockholder Communications	76
Miscellaneous	77

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     5

Back to Contents

Proxy Summary

Proposals to be Voted on

Proposal	Board Recommendation	Page Reference
Proposal 1 – Election of Directors	The Board of Directors recommends the votes “FOR” each of the nominees for director.	17
Proposal 2 – Advisory Vote on Executive Compensation	The Board of Directors recommends the vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials.	66
Proposal 3 – Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm	The Board of Directors recommends the vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.	67

Nominees for Director

Name	Age	Director Since	Independent	Committees
Anthony R. Coscia	62	2018	✔	Leadership
Michael D. Devlin	71	2016	✔	Audit, Finance, and Risk
Jack M. Farris	63	2015	✔	Human Resources/Compensation, Information Technology, and Risk
Kimberly M. Guadagno	62	2018	✔	Human Resources/Compensation
Nicos Katsoulis	62	2019	✔	Finance and Risk
Joseph J. Lebel III	59	N/A		None
Christopher D. Maher	55	2014		None
Joseph M. Murphy, Jr.	63	2020	✔	Finance and Information Technology
Steven M. Scopellite	56	2019	✔	Information Technology
Grace C. Torres	62	2018	✔	Audit, Leadership, and Human Resources/Compensation
Patricia L. Turner	53	2020	✔	Finance and Information Technology
John E. Walsh	68	2000	✔	Audit, Information Technology, and Leadership

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     6

Back to Contents

Corporate Governance Highlights

✔	Comprehensive annual self-assessment of Board, Committee, and director performance by the Leadership Committee	✔	Continued Board refreshment with three directors ending their service to the Board and the nomination of OceanFirst Bank, N.A. (the “Bank”) President Joseph J. Lebel III as director of the Company
✔	Appointment of Patrick S. Barrett as Executive Vice President/Finance	✔	Rotation of the Company's independent registered public accounting firm with the selection of Deloitte & Touche LLP
✔	Strengthening the Bank's Information Technology infrastructure with the successful conversion to the Premier core operating system	✔	Creation of ESG Committee to reflect the importance of Environmental, Social, and Corporate Governance matters at the Bank and Company
✔	Providing stockholder value with the payment of the Common Stock Quarterly Dividend for the hundredth consecutive quarter and Preferred Stock dividends	✔	Addition of new Cash Incentive Plan metrics and enhanced Clawback Policy
✔	Discontinued use of stock options as equity award for directors and executives	✔	Enhanced stockholder outreach through Investor Day and stockholder meetings throughout the year

Executive Compensation Overview

•

Total Salaries for Named Executive Officers were unchanged for 2021, with the exception of Bank President Joseph J. Lebel III

•

Addition of two new metrics—Internal Controls and ESG—to the Company’s Cash Incentive Plan

•

Strong Stockholder Support of Compensation Program

•

Discontinued the use of Stock Option equity awards to align with market preference

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     7

Back to Contents

Corporate Governance

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Corporate Governance Highlights

The Company has taken several actions to improve its internal governance since last year's Annual Meeting of Stockholders. These actions include:

Self-Assessment

The Leadership Committee, with the assistance of an independent consultant, performed a comprehensive assessment of the performance of the Board and its committees. Previous self-assessments by the Board have resulted in governance actions such as the adoption of a skills matrix, amendment of the Company’s Bylaws to eliminate age and geographic restrictions for Directors, and the decision to reduce the current size of the Board.

Board Refreshment

The Board has nominated Joseph J. Lebel III, who currently serves as Chief Operating Officer of the Company as well as President and director of the Bank, to serve as a director of the Company. The Board believes that Mr. Lebel’s skills and experience will provide valuable perspectives to the Board, particularly in regard to the Company’s strategic outlook. In addition, as part of its efforts to reduce the size of the Board, the Board did not renominate directors Angelo J. Catania, John K. Lloyd, and Grace M. Vallacchi for election and their terms will expire at the conclusion of the Annual Meeting.

Appointment of Patrick S. Barrett as Executive Vice President/Finance

On March 17, 2022, the Company announced the appointment of Patrick S. Barrett as Executive Vice President/Finance. Mr. Barrett will succeed Michael Fitzpatrick as the Company’s Chief Financial Officer following Mr. Fitzpatrick’s retirement on June 1, 2022. Mr. Barrett previously served as Chief Financial Officer of First Midwest Bancorp, Inc. and has extensive leadership and management experience at several financial services organizations.

Independent Registered Public Accounting Firm Rotation

Following a thorough auditor review process conducted by the Audit Committee, in October 2021 the Company selected Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022, subject to ratification by the shareholders at this Annual Meeting. See “Proposal 3 – Ratification of the Approval of the Independent Registered Public Accounting Firm”

Core Systems Conversion

The Company successfully completed a core systems conversion during 2021. Premier, the new core system, provides the Bank with state-of-the-art bank processing capabilities and is expected to enhance the customer service experience of the Bank’s retail and commercial clientele.

Commitment to ESG matters

Recognizing the importance of Environmental, Social, and Corporate Governance (“ESG”) issues to both its business operations and to the communities it serves, the Bank reorganized its Corporate Social Responsibility Committee as the ESG Committee in March 2021. The ESG Committee meets regularly to discuss ESG issues and monitor the Bank’s progress towards its ESG goals. See “Environmental, Social, and Corporate Governance” and “Diversity and Inclusion.”

Continued Quarterly Dividend Payments

During 2021, the Company maintained its quarterly cash dividend of $0.17 per common share, providing value to stockholders while maintaining capital flexibility. The Company also paid $4.0 million in perpetual preferred stock dividends during 2021.

Compensation Refinement

In 2021, the Company refined its cash incentive program structure, adding two qualitative components—Internal Controls and ESG—to the financial metrics previously measured. The Company believes that these components provide a more holistic approach to the performance of the Company. In addition, the Company enhanced its Clawback Policy and discontinued the use of stock option equity grants as a long-term incentive (“LTI”) to align with shareholder and market trends.

Enhanced Stockholder Outreach

The Company appreciates and values the feedback and insights it receives from direct communication with stockholders. In addition to hosting its second Investor Day in August 2021, the Company regularly interacts with stockholders throughout the year, including through investor conferences and seminars. See “Stockholder Communications.”

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     8

Back to Contents

Corporate Governance Policies and Procedures

The Company has adopted a Corporate Governance Policy to govern certain activities, including:

(1)

the duties and responsibilities of the Board of Directors and each director;

(2)

the composition and operation of the Board of Directors;

(3)

the establishment and operation of Board committees;

(4)

convening executive sessions of independent directors;

(5)

succession planning;

(6)

the Board of Directors’ interaction with management; and

(7)

the evaluation of the performance of the Board of Directors, its committees, and of the CEO.

In accordance with the Corporate Governance Policy, at least a majority of the directors on the Board must be “independent directors” as defined in the listing requirements of the Nasdaq Stock Market (“Nasdaq”).

Board Leadership Structure

The Board is led by the Chairman of the Board, Christopher D. Maher, who also serves as President of the Company and CEO of the Company and the Bank. Mr. Maher served as the President of the Bank until January 1, 2021, at which time he was succeeded by Mr. Lebel. The Board believes that combining the Chairman and CEO positions, together with the appointment of an independent lead director (the “Lead Director”), is the appropriate Board leadership structure for the Company at this time. The Company has historically been led by a combined Chairman and CEO and the Board believes that the CEO is most knowledgeable about our business and corporate strategy and is in the best position to lead the Board of Directors, especially in relation to its oversight of corporate strategy formation and execution. In addition, having a combined Chairman and CEO provides a complete alignment on corporate strategy and vision. To assure effective independent oversight, the Board has adopted a number of governance practices, including:

•

the establishment of the Lead Director;

•

executive sessions of the independent directors at every regularly scheduled Board meeting, during which the independent directors may discuss the performance of the CEO/Chairman, management succession planning, and other appropriate matters;

•

the independence of 12 of 14 of the Board members;

•

stock ownership guidelines for directors and those executive officers named in the Summary Compensation Table below (the “NEOs”);

•

annual performance evaluation of the CEO by the Human Resources/Compensation Committee (the “Compensation Committee”); and

•

the Company’s Board Audit, Compensation, and Leadership Committees are comprised entirely of independent members.

The Company’s Corporate Governance Policy provides that the Chair of the Leadership Committee, currently John E. Walsh, will also serve as the Lead Director. The Corporate Governance Policy provides that the duties of the Lead Director include assisting the Board in assuring compliance with and implementation of the Company’s Corporate Governance Policy, coordinating the agenda for and moderating sessions of the Board’s independent directors, and acting as principal liaison on certain issues between the independent and inside directors, including the Chairman of the Board, as applicable.

While the Board believes that the current leadership structure is best suited for the Company, it recognizes that other leadership models in the future might be appropriate, depending on the circumstances. Accordingly, the Board periodically reviews its leadership structure.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     9

Back to Contents

Board Role in the Oversight of Risk/Risk Committee

Under the Company’s Corporate Governance Policy, the business and affairs of the Company are managed by the officers under the direction of the Board. The Board is charged with providing oversight of the Company’s risk management processes. The Board's Joint Risk Committee of the Company and the Bank (the “Risk Committee”) has been delegated primary responsibility for overseeing the risk management function at the Company on behalf of the Board. In addition, the Compensation Committee and the Company and Bank’s senior management are tasked with oversight of the Company’s risk management process. The duties of each of the Risk Committee, the Compensation Committee, and senior management with respect to such oversight is summarized below.

Board of Directors
The Board is charged with providing oversight of the Company’s risk management processes.
Risk Committee	Compensation Committee
•

The primary responsibility is overseeing the risk management function at the Company on behalf of the Board.

•

Meets at least quarterly with executive management and the Chief Risk Officer (the “CRO”) and receives comprehensive reports and dashboards on enterprise risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations, interest rates, and regulatory compliance, among others), and the processes in place to monitor and control such exposures.

•

The Risk Committee may receive updates between meetings, as may be necessary, from the CRO, the CEO, the Chief Financial Officer (the “CFO”) and other members of management relating to risk oversight matters.

•

Provides a report to the full Board on at least a quarterly basis.

•

Representatives from Internal Audit and Risk Management attend Risk and Audit Committee meetings.

•

In addition, each quarter, the Audit Committee discusses with management and the independent registered public accountant their review of the Company’s financial statements and significant findings based upon the independent registered public accounting firm’s review, and any material issues are relayed to the Risk Committee.

•

At least annually, the Compensation Committee reviews with the CRO the Company’s compensation plans for all employees, including the CEO and other NEOs, to ensure that these plans do not encourage taking unnecessary and excessive risks that would threaten the value of the Company.

•

The Compensation Committee from time to time may enact metrics under the Cash Incentive Plan to encourage risk mitigation and safe and sound banking.

Senior Management

On an annual basis, the Bank’s Compliance Officer provides a report to the Board regarding the Bank’s compliance with existing regulations, as well as future regulations that may impact the Bank.

The CRO performs a risk assessment of each of the Bank’s products, services, operations and regulatory requirements to determine the overall risk to the Bank and reports these findings to the Risk Committee.

In 2020, the Bank established an Enterprise Risk Management and Regulatory Compliance Committee to evaluate and monitor the Bank’s risk profile in the context of the Statement of Risk Appetite and to ensure that the Bank’s risk management preferences appropriately identify, measure, monitor, and control existing and emerging risks and comply with regulatory guidelines. This Committee is composed of several senior officers, including the Chief Information Officer, the Chief Information Security Officer, the General Counsel, and the Chief of Banking Operations, and is chaired by the CRO. The minutes of this Committee are provided to the Risk Committee for review.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     10

Back to Contents

Committees of the Board of Directors

The Board of Directors of the Company maintains the Audit Committee, the Compensation Committee, the Leadership Committee, the Risk Committee, the Finance Committee, and the Information Technology Committee. The following is a description of each of the Company’s Board committees.

Audit Committee	Meetings during 2021: 5
Grace C. Torres* (Chair) Angelo J. Catania* Michael D. Devlin John E. Walsh

The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters.

The Board of Directors has a separately-designated standing Audit Committee for the Company and Bank established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee acts under a written Charter adopted by the Board of Directors, which is available on the Company’s website (www.oceanfirst.com). The Audit Committee reviews and reassesses the adequacy of its Charter on an annual basis. Each member of the Audit Committee is “independent” in accordance with Nasdaq listing standards and the heightened independence standards applicable to audit committees.

See “Proposal 3 – Ratification of Independent Registered Public Accounting Firm – Report of Audit Committee.”

* “Audit committee financial experts” under the Rules of the Securities and Exchange Commission (the “Commission”).
Human Resources/Compensation Committee	Meetings during 2021: 5
Jack M. Farris (Chair) Kimberly M. Guadagno John K. Lloyd Grace C. Torres

The Compensation Committee of the Company and the Bank meets to establish compensation for the executive officers and to review the Company’s incentive compensation program when necessary. The Compensation Committee is also responsible for establishing certain guidelines for compensation and benefit programs for other salaried officers and employees of the Company and the Bank.

Each member of the Compensation Committee is independent in accordance with Nasdaq listing standards regarding compensation committee requirements.

The Compensation Committee acts under a written Charter adopted by the Board of Directors, which is available on the Company’s website (www.oceanfirst.com). The Compensation Committee reviews and reassesses the adequacy of its Charter on an annual basis.

See “Executive Compensation—Compensation Committee Report on Executive Compensation.”

Leadership Committee	Meetings during 2021: 4
John E. Walsh (Chair) Angelo J. Catania Anthony R. Coscia John K. Lloyd Grace C. Torres

The Leadership Committee of the Company and the Bank, formerly named the Corporate Governance/ Nominating Committee, takes a leadership role in shaping governance policies and practices, including reviewing the corporate governance guidelines applicable to the Company, and monitoring compliance with these policies and guidelines. In addition, the Leadership Committee serves as the Company’s nominating committee and is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next Annual Meeting of Stockholders. The Committee also recommends to the Board director candidates for each committee for appointment by the Board and provides oversight of the Company’s ESG program and functions.

The Chair of the Leadership Committee functions as Lead Director. Each member of the Leadership Committee is independent in accordance with Nasdaq listing standards.

The Leadership Committee acts under a written Charter and the Corporate Governance Policy adopted by the Board of Directors. The Charter is available on the Company’s website (www.oceanfirst.com) and is reviewed on an annual basis by the Leadership Committee. The procedures of the Leadership Committee required to be disclosed by the Commission rules are included in this proxy statement. See “Election of Directors — Criteria for Director Nominees.”

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     11

Back to Contents

Risk Committee	Meetings during 2021: 4
Nicos Katsoulis (Chair) Michael D. Devlin Jack M. Farris

The Risk Committee of the Company and the Bank assists the Board in enterprise risk management functions. The Chair and at least one other director will be independent in accordance with Nasdaq listing standards. The Risk Committee acts under a written Charter adopted by the Board of Directors. The Charter is available on the Company’s website (www.oceanfirst.com) and is reviewed on an annual basis by the Risk Committee.

See “Board Role in the Oversight of Risk/Risk Committee.”

Finance Committee	Meetings during 2021: 3
Joseph M. Murphy (Chair)* Angelo J. Catania Michael D. Devlin Nicos Katsoulis Patricia L. Turner

The Finance Committee of the Company and the Bank assists the Board in overseeing the financial management of the Company and developing the Company’s strategic and annual business plan and budget. The Chair and at least one other director of the Finance Committee will be independent in accordance with Nasdaq listing standards. The Finance Committee acts under a written Charter adopted by the Board of Directors. The Charter is available on the Company’s website (www.oceanfirst.com) and is renewed on an annual basis by the Finance Committee.

* Mr. Murphy was appointed Chair of the Finance Committee in 2021
Information Technology Committee	Meetings during 2021: 6
Steven M. Scopellite (Chair) Jack M. Farris Joseph M. Murphy Patricia L. Turner John E. Walsh

The Information Technology Committee of the Company and the Bank was created in 2019 to provide oversight of the execution of the Company’s technology strategies and cybersecurity program and to review the Company’s technology-related risk management activities. The Chair and at least one other director of the Information Technology Committee will be independent in accordance with Nasdaq listing standards, and the Committee will include at least one individual having significant experience and knowledge regarding information technology matters with a financial institution of at least similar size and complexity of the Company.

The Information Technology Committee acts under a written Charter adopted by the Board of Directors. The Charter is available on the Company’s website (www.oceanfirst.com) and is renewed on an annual basis by the Information Technology Committee.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     12

Back to Contents

The following table identifies the standing committees and their members as of December 31, 2021.

Director	Audit Committee	Leadership Committee	Human Resources/ Compensation Committee	Risk Committee	Finance Committee	Information Technology Committee
Angelo J. Catania	✔	✔			✔
Anthony R. Coscia		✔
Michael D. Devlin	✔			✔	✔
Jack M. Farris				✔		✔
Kimberly M. Guadagno			✔
Nicos Katsoulis					✔
John K. Lloyd		✔	✔
William D. Moss(1)				✔
Joseph M. Murphy						✔
Steven M. Scopellite
Grace C. Torres		✔	✔
Patricia L. Turner					✔	✔
John E. Walsh	✔					✔
Chairperson
Member
(1) Mr. Moss retired from the Board effective December 31, 2021.

Code of Ethics and Standards of Personal Conduct

The Company and Bank have adopted a Code of Ethics and Standards of Personal Conduct to ensure that all directors, executive officers and employees of the Company and Bank meet the highest standards of ethical conduct. The Code of Ethics and Standards of Personal Conduct requires that all directors, executive officers and employees avoid conflicts of interest, protect confidential information and customer privacy, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Standards of Personal Conduct, all directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

To encourage compliance with the Code of Ethics and Standards of Personal Conduct, the Company and Bank established procedures to receive, retain and consider complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Standards of Personal Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

The Company has also adopted a Code of Ethics for Senior Officers, which applies to the CEO, CFO, and Chief Accounting Officer. This Code of Ethics requires that these officers act with honesty and integrity, avoid actual and apparent conflicts between their personal interests and those of the Company, comply with applicable federal, state, and local laws, and promptly report suspected violations to the Chair of the Audit Committee or outside counsel.

The Code of Ethics and Standards of Personal Conduct and the Code of Ethics for Senior Officers are available in the Investor Relations section of the Company's website (www.oceanfirst.com). Amendments to and waivers from the Code of Ethics and Standards of Personal Conduct and the Code of Ethics for Senior Officers will be disclosed on our website as required by applicable law, regulations, or listing standards.

Environmental, Social, and Corporate Governance

The Company recognizes the importance of conducting its business in a manner that both benefits its stockholders and contributes to the well-being of its customers, employees, and the communities it serves. As part of its efforts to achieve this goal, the Company strives to integrate ESG within all of its activities. Feedback received by the Company indicates that ESG is an important topic for stockholders, employees, and the customers and communities served by the Company. Management and the Board considers the role of ESG when making decisions that affect the Company, understanding that the successful integration of ESG into the Company’s business activities benefits both the stockholders and the Company as a whole.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     13

Back to Contents

As part of its commitment to ESG matters, the Bank redesigned its Corporate Social Responsibility Committee as the ESG Committee in March 2021. The ESG Committee, which is chaired by the Investor Relations officer and consists of representatives from various Bank departments, meets regularly to discuss ESG initiatives, establish ESG goals for the Bank and the Company, and monitor Bank policies, procedures, and actions in furtherance of these goals. While the Company is proud of its actions taken to date to address ESG, management recognizes that further development and maturation of the Company’s ESG strategy is necessary in order for the Company to grow and flourish.

The examples below represent the Company’s ESG efforts and plans for future action:

Environmental

•

Digital Technology Investments have allowed the Company to provide banking services to its customers while reducing its paper waste output and carbon emissions

•

The Bank’s branch-lite strategy, which saw 13 branch consolidations during 2021 and 10 year-to-date in 2022, reduce the Company’s carbon footprint while still being able to serve its communities through its digital banking capabilities

•

The Bank’s new Brick, New Jersey, branch, as well as future facilities and renovations, will be LEED-certified

•

Responsible waste management and recycling practices

•

Utilizing hybrid residential loan closings to significantly reduce the amount of paper documents

•

Emphasis in Commercial Lending to support LEED and energy-conscientious projects

Social

•

Encouraging employee volunteerism through the WaveMakers program which promotes internal and external volunteer opportunities throughout the Bank’s footprint. As part of its benefit package, all Bank employees are eligible for up to eight hours of paid time off for approved volunteer work. In 2021, Bank employees donated over 1,870 hours in volunteer work both through individual and Bank-organized activities.

•

Concerted efforts to meet the lending needs of small businesses (less than $1MM in revenue) and women- and minority-owned businesses, provide funding to non-profit organizations, and expand residential lending outreach in Low/Moderate Income areas

•

Effective January 1, 2022, increasing its minimum wage 13.3% to $17 per hour for all employees and for $22 to $24 per hour for its Customer Care Center employees, depending upon experience. Annualized total compensation, including base salary, annual bonus, and annualized benefit costs for employees earning $17 per hour are estimated to total $3,057,080 for 2022.

•

Monitoring employee sentiment and concerns through the annual Employment Engagement Survey as well as Employee Roundtable and Town Hall discussions with executive management throughout the year

•

Utilizing Professional Development programs, such as WomenLEAD, the Career Development Program, and Loan Officer Training, to attract, develop, and retain diverse candidates

•

The Company’s investment program largely follows ESG principals, including affordable mortgage loans, healthcare, and infrastructure improvement, while avoiding companies and securities related to predatory lending, alcohol, tobacco and weapons

•

Providing educational resources, such as Financial Literary materials, to customers and potential clients

•

The OceanFirst Foundation celebrated its 25th anniversary in 2021 and has granted over $43.8 million to hundreds of local charities, organizations, and schools throughout the Bank’s footprint. In addition, charitable donations by Bank employees are also eligible for an aggregate annual $50,0000 matching gift program administered by the Foundation.

Corporate Governance

•

Delegating oversight of the Bank’s ESG program to the Board Leadership Committee

•

Establishing and developing groups such as the ESG Committee and Diversity & Inclusion Council to provide governance and oversight on ESG and diversity issues throughout the Bank

•

Enhanced diversity disclosures for the Board of Directors

•

Including ESG as a measurable component of the Cash Incentive Program

•

Adoption of Bifurcated Codes of Ethics for Senior Officers and all Bank employees. The Codes of Ethics can be viewed on the Company’s Investor Relations section of its website (www.oceanfirst.com)

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     14

Back to Contents

Diversity and Inclusion

The Company strongly believes that having a workforce and Board that is reflective of the communities it serves is an important way to provide value to its employees, customers, and shareholders. As part of this effort, the Company has taken several actions to encourage and promote diversity at the Bank, including:

•

Utilizing resources such as the African American Chamber of Commerce of New Jersey to identify and recruit potential Board and employee candidates, including the appointment of Dr. Turner in 2020

•

Requiring diverse candidate slates for Bank positions at the Vice President level or higher as well as consideration of women- and minority-owned businesses for Bank vendors

•

Enhancing minority representation in the Bank’s Summer Internship program

•

The Diversity and Inclusion Council, created in 2020 and chaired by the Bank’s Chief Credit Officer, which focuses on the diversity and inclusion process at the Bank by providing governance and oversight on diversity efforts, communicating efforts throughout the Bank via a newsletter, and creating accountability for results

•

Providing Board oversight of Company policies related to social responsibility issues, including diversity and equal opportunity employment, through the Compensation Committee as well as oversight of ESG matters through the Leadership Committee

•

Diversity and Inclusion efforts have been incorporated as a metric for the Bank's Cash Inventive Plan

•

Conducting an Employee Engagement Survey to evaluate Bank employees’ opinions on various topics, including diversity at the Bank

•

Honoring Juneteenth as a Bank Holiday for the first time in 2021

The Company recognizes that developing a diverse and inclusive workplace is an ongoing process that requires broad participation from all employee levels and strongly supports Board, management, and employee involvement for diversity and inclusion events and initiatives.

Stockholder Communications

The Company believes that regular communication with its stockholders is the best way to gauge stockholder sentiment and feedback as well as for management to convey its opinions on the Company’s position in the marketplace and strategic goals. Executive management utilizes a variety of avenues for shareholder communication, which in 2021 included:

•

The Company’s second Investor Day, held in August 2021. At this event, representatives from management provided an overview of the Bank’s strategic outlook, including digital banking solutions and a financial overview. A total of 46 guests participated in the in-person presentation or live webcast, with another 17 contacts viewing the replay of the presentation.

•

Participation in various investor presentations, field shows, and conferences. During 2021, Company management attended 16 events, both in-person and virtually.

•

Company management responded to direct outreach by stockholders throughout the year, including calls and emails. During 2021, management had 21 such communications with stockholders, including discussions of the Partners Bancorp acquisition announcement and the Bank’s expansion markets.

•

The Company also utilized media outlets, such as appearances on broadcast television and articles in local and regional publications, to discuss topics such as digital banking and the Bank’s response to the COVID-19 pandemic.

Meetings of the Board of Directors

The Board of Directors of the Company and the Bank conduct business through meetings and the activities of the Boards and their committees. Board members are encouraged to attend all Board and Committee meetings. Their attendance and performance are among the criteria considered for nomination to the Board of Directors. During the fiscal year ended December 31, 2021, the Company’s Board of Directors held 11 meetings. All of the Directors of the Company attended at least 75% of the Board meetings and the meetings of committees held on which such Directors served during the fiscal year ended December 31, 2021.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     15

Back to Contents

Stockholder-Recommended Director Nominations

General

It is the policy of the Company’s Leadership Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Leadership Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Leadership Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Leadership Committee’s resources, the Leadership Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Leadership Committee, a stockholder should submit the following information in writing, addressed to the Chair of the Leadership Committee, care of the Corporate Secretary, at the main office of the Company:

(1)

The name of the person recommended as a director candidate;

(2)

All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;

(3)

The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4)

As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the broker holding the securities that reflects ownership of the Company’s common stock; and

(5)

A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of stockholders, the recommendation must be received by the Leadership Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s Annual Meeting, advanced by one year.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     16

Back to Contents

Proposal 1
Election of Directors

The Company’s Board of Directors currently consists of 14 directors. All of the directors are independent under current Nasdaq listing standards, with the exceptions of Christopher D. Maher, CEO of the Company and the Bank, and Grace M. Vallacchi, Executive Vice President and CRO of the Company and the Bank. All directors are elected to serve a one-year term expiring at the following Annual Meeting of Shareholders. Each of the members of the Board also serves as a director for the Bank. The experience and qualifications of each director are set forth under “Nominees for Director.”

The Board did not renominate Mr. Catania and Mr. Lloyd for election at the 2022 Annual Meeting of Shareholders due to their discussions of potential retirement and a desire to reduce the size of the Board. Following the expiration of their current terms, the size of the Board will be reduced to 12 members. In response to the Board’s interest in nominating Mr. Lebel to the Board, Ms. Vallacchi and the Leadership Committee decided that she would not to stand for reelection in order to limit the number of non-independent directors on the Board. Ms. Vallacchi’s term will expire at the end of the Annual Meeting, but Ms. Vallacchi will retain her role as a director of the Bank.

Board Independence

The Company believes that a Board composed of independent directors is best suited to provide effective oversight and governance of the Company. As such, independent directors comprise the significant majority of Board members. However, the Board also includes several non-independent directors for whom the Company believes that their value to the Board outweighs any concerns regarding their independence. These non-independent directors are:

•

Christopher Maher, whose role as combined Chairman and CEO was previously described in the Board Leadership Structure section.

•

Grace Vallacchi, Executive Vice President and CRO of the Company and the Bank. The Company believes that Ms. Vallacchi’s risk background and regulatory experience have been extremely valuable for the Company and the Bank, particularly in regard to the Bank’s response to the COVID-19 pandemic. As stated above, Ms. Vallacchi was not renominated for election.

In addition to the above, the Board has also nominated Joseph J. Lebel III, President of the Bank and Chief Operating Officer of the Company and the Bank, for election as a director of the Company. If elected, Mr. Lebel would be a non-independent director. The Board believes that Mr. Lebel's extensive commercial lending experience and knowledge of the Bank's markets would provide significant value to the Board.

The Board of Directors also includes one director that, while independent under Nasdaq standards, may be considered non-independent by external observers. The Company believes that, similar to the two directors previously discussed, the experience and contributions provided by this director outweighs any independence concerns. This director is:

•

Joseph Murphy, Jr., former CEO of Country Bank. Mr. Murphy’s previous banking and real estate experience, extensive knowledge of the New York markets, and substantial stock holdings demonstrate the alignment of his interests with those of stockholders.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees set forth in “Nominees for Director”. If any nominee is unable to serve, the persons named in the proxy card will vote your shares and approve the election of any substitute nominee proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

Criteria for Director Nominees

The Leadership Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. The same criteria are used for persons nominated by the Committee or by a stockholder. A candidate must meet any qualification requirements set forth in any Board or committee governing documents.

The Leadership Committee will consider the following criteria in selecting nominees:

•

financial, regulatory and business experience;

•

familiarity with and participation in the communities served by the Company;

•

integrity, honesty and reputation;

•

dedication to the Company and its stockholders;

•

independence; and

•

any other factors the Leadership Committee deems relevant, including experience, demographic characteristics, size of the Board of Directors, and regulatory disclosure obligations.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     17

Back to Contents

The Leadership Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time, and to fill a need if a director is expected to retire in the near future. While no single nominee may possess all of the skills needed to be a director, the Committee seeks to maintain a diversity of skills among the Board members necessary for the optimal functioning of the Board in its oversight of the Company. The Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the Commission’s regulations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Leadership Committee will consider and review an existing director’s Board performance and attendance at Board and Committee meetings and other Company functions; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Board Refreshment; Process for Identifying and Evaluating Nominees

The Board continually seeks to refresh and improve its composition and has added new directors both as a result of the acquisition of other banks, as well as through searches. Pursuant to the Leadership Committee Charter as approved by the Board, the Leadership Committee is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process the committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification

For purposes of identifying nominees for the Board of Directors, the Leadership Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Company’s local communities. The Leadership Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Leadership Committee has in the past used, and may in the future use, an independent search firm to assist in identifying candidates to fill a vacancy on the Board of Directors but does not use a search firm to identify or evaluate potential director nominees in the ordinary course.

Evaluation

The Leadership Committee, in evaluating potential director candidates, conducts a check of the individual’s background, interviews the candidate, and determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above.

Nominees for Election of Director

The biography of each of the nominees below contains information regarding the person’s tenure as a director, business experience, other director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Leadership Committee and the Board to determine that the person should serve as a director for the Company. The Board of Directors has determined that the Board as a whole must have the right diversity and complementary mix of characteristics and skills for the optimal functioning of the Board in its oversight of the Company. The Company considers the following requirements for each of its members of the Board:

1)

Experience: Current and past work and Board experience; knowledge of the banking industry and financial services companies; familiarity with the operations of public companies; and business and management experience and acumen.

2)

Personal characteristics: Ability to work collaboratively with management and as a member of the Board; ability to think strategically and develop a strategic vision or central idea for the Company; familiarity with and participation in the local businesses and the communities served by the Bank; integrity, accountability and independence.

3)

Director commitment: Time and effort available to devote to being a director; awareness and ongoing education; attendance at Board and committee meetings and other Company functions; other board commitments; stock ownership; changes in professional responsibilities; and length of service.

4)

Team and Company considerations: Balancing director contributions; diversity of skills; and financial condition.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     18

Back to Contents

The Board adopted a skills matrix that represents certain skills that the Board identified as particularly valuable to the effective oversight of the Company and execution of its business. The following matrix shows those skills and the number of directors having each skill, highlighting the diversity of skills on the Board.

As part of its efforts to promote Corporate Social Responsibility, the following graphics summarize certain demographic characteristics of the Board of Directors:

Board Diversity Matrix (As of April 6, 2022)
Total Number of Directors	14
Part I: Gender Identity	Female	Male
Directors	4	10
Part II: Demographic Background
African American or Black	1	0
White	3	10
Hispanic or Latinx	1	0
Two or More Ethnicities	1	0
LGBTQ+	0

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     19

Back to Contents

Nominees for Director

Unless otherwise stated, each individual has held his or her current position for the last five years. The age indicated for each individual is as of December 31, 2021. The indicated period of service as a director includes service as a director of OceanFirst Bank.

The directors in the following section have been nominated by the Leadership Committee for election to the Board with terms to expire at the 2023 Annual Meeting of Stockholders. With the exception of Mr. Lebel, all directors were previously elected to a one-year term at the 2021 Annual Meeting of Stockholders. This is the first time that Mr. Lebel has been nominated for election as a director. Mr. Lebel was recommended to the Leadership Committee as a potential director candidate by Mr. Maher, the Company's CEO.

Anthony R. Coscia
Age 62 Director since 2018 Committees: Leadership	Skills and Qualifications:
•

Former Chairman of the Boards of Sun Bancorp, Inc. and Sun National Bank

•

Trustee of Georgetown University and the New Jersey Community Development Corporation

•

Substantial private sector and government relations experience

Anthony R. Coscia was the Chairman of the Boards of Sun Bancorp, Inc. and Sun National Bank from 2016 until their acquisition by the Company in 2018, at which time Mr. Coscia joined the Company's Board. Mr. Coscia served as a Director of Sun Bancorp, Inc. since 2010 and Sun National Bank since 2011 and was a member of the ALCO Committee and Chair of the Executive Committee. Mr. Coscia is admitted to the state bars of New Jersey and New York and is a Partner of Windels Marx, having been with the firm for over 30 years. Mr. Coscia’s legal practice focuses on corporate, commercial, and real estate matters, with a concentration on the financial and real estate elements of these transactions. Mr. Coscia serves as Chairman of the Board of Directors of the National Railroad Passenger Corporation (Amtrak), having been appointed to the Board of Amtrak by President Obama in 2010 and reappointed in 2015. Mr. Coscia is Chairman of Suez North America, Inc., the U.S. subsidiary of Suez Environment SAS. Mr. Coscia previously served as Chairman of the Port Authority of New York and New Jersey for over eight years, stepping down in 2011. Mr. Coscia is a graduate of Georgetown University School of Foreign Service and received his law degree from Rutgers University School of Law.

Mr. Coscia serves as trustee of Georgetown University and the New Jersey Community Development Corporation and is a member of the New Jersey Performing Arts Center Council of Trustees, the Partnership for New York City, The Economic Club of New York and the Regional Plan Association. In 2007, Mr. Coscia was awarded an honorary doctorate of humane letters from the New Jersey Institute of Technology. Mr. Coscia’s extensive background and reputation as a well-respected business leader actively involved in both the private and government sectors brings significant management and leadership skills to the Board.

Michael D. Devlin
Age 71 Director since 2016 Committees: Audit, Finance and Risk	Skills and Qualifications:
• Former CEO of Cape Bancorp, Inc. • Significant market knowledge, risk management, and financial services experience

Michael D. Devlin has served as a director since 2016 when the Company acquired Cape Bancorp, Inc. and Cape Bank, of which Mr. Devlin was a director since 2008, and President and Chief Executive Officer since 2009.

Mr. Devlin brings extensive banking and management expertise to the Board of Directors, particularly as to the southern New Jersey markets and communities served by the Company.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     20

Back to Contents

Jack M. Farris
Age 63 Director since 2015 Committees: Human Resources/Compensation, Information Technology and Risk	Skills and Qualifications:
•

Former Vice President and Deputy General Counsel, InfoSec & Cybersecurity for Verizon Communications, Inc.

•

Chair of the Human Resources/Compensation Committee

•

Substantial information technology, cybersecurity, and risk management experience

Jack M. Farris was the Vice President and Deputy General Counsel, InfoSec & Cybersecurity for Verizon Communications, Inc., one of the world’s leading wireline, wireless and business communications companies, until his retirement at the end of 2018. Prior to that role, Mr. Farris had served as a Vice President and Deputy General Counsel for Verizon, supporting a variety of company functions, including systems and technology procurement, global operations security, information technology and information security matters, finance operations, regulatory compliance, business continuity and pandemic planning, as well as significant M&A transactions. During his 30-year tenure with Verizon, Mr. Farris participated in a number of pro bono activities including leading that company’s NJ Street Law effort for several years, where Verizon attorneys served as guest teachers of basic legal skills in local high schools. After his retirement, Mr. Farris formed Practical RM Associates, a company established to provide cyber and risk management services. In addition to his undergraduate and law degrees, Mr. Farris holds a Master of Science in computer engineering and is a Certified Information Systems Security Professional under (ISC)[2].

Mr. Farris’s experience as a senior manager of a large corporation and his expertise in information technology and information security brings to the Board extensive knowledge and capability relating to communications, information technology, and cybersecurity, as well as significant experience in litigation, transactional matters and regulatory compliance.

Kimberly M. Guadagno
Age 62 Director since 2018 Committees: Human Resources/Compensation	Skills and Qualifications:
• Executive Director of Mercy Center and Partner at Connell Foley LLP • Former Lieutenant Governor of the State of New Jersey • Significant government relations and regulatory experience

Kimberly M. Guadagno is the executive Director of Mercy Center, a non-profit that works to alleviate generational poverty in the greater Asbury Park, New Jersey area by providing emergency and wrap-around services to strengthen families and to finally end the cycle of poverty one child and one family at a time through the operation of an independent, tuition-free school for 4th through 8th grade girls. She is also a partner with the law firm Connell Foley LLP and previously was the first Lieutenant Governor of New Jersey, serving from 2010 to 2018. She has also served eight years as New Jersey’s 33rd Secretary of State and in 2007 was elected the first woman sheriff of the Office of the Sheriff in Monmouth County. Ms. Guadagno founded the New Jersey Partnership for Action, a public-private partnership that promotes New Jersey businesses and job creation and chaired the Red Tape Review Commission, a bipartisan group charged with streamlining government services, cutting red tape, and proposing policy recommendations to further reduce the regulatory burdens on businesses. Ms. Guadagno has served 13 years in public service and has been an attorney for more than three decades.

Ms. Guadagno is a well-regarded leader in both the private and government sectors and brings significant managerial and legal skills to the Board.

Nicos Katsoulis
Age 62 Director since 2019 Committees: Finance and Risk	Skills and Qualifications:
• Former Executive Vice President/Commercial Real Estate of the Bank • Chair of the Risk Committee • Extensive knowledge of commercial real estate and financial services

Nicos Katsoulis is the former Executive Vice President/Commercial Real Estate of OceanFirst Bank, N.A., having retired in November 2018. Mr. Katsoulis joined the Bank upon the Bank’s acquisition of Sun National Bank in January 2018. At Sun, Mr. Katsoulis was Executive Vice President and Chief Lending Officer, overseeing all lending activities including commercial and industrial and commercial real estate lending. During his banking career, Mr. Katsoulis served as a director of State Bancorp., Inc. and as Executive Vice President and Chief Lending Officer of Atlantic Bank of New York. Mr. Katsoulis is a graduate of the London School of Economics and Columbia University’s graduate school of business.

Mr. Katsoulis brings extensive banking and managerial experience to the Board, particularly with the commercial lending environment within the Bank’s current footprint and potential areas for expansion. He has been an active investor in commercial real estate, dry bulk shipping, and renewable energy.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     21

Back to Contents

Joseph J. Lebel III
Age 59 First Time Nominee Committees: None	Skills and Qualifications:
• President of the Bank and Chief Operating Officer of the Bank and Company • Former Chief Banking Officer and Chief Lending Officer of the Bank • Director of the New Jersey Chamber of Commerce

Joseph J. Lebel III was appointed President and Chief Operating Officer of the Bank on January 1, 2021 and Executive Vice President and Chief Operating Officer of the Company in June 2020. Prior to that, he served as Executive Vice President and Chief Operating Officer of the Bank since January 2019 and has previously served as Chief Banking Officer and Chief Lending Officer. Prior to joining the Bank, Mr. Lebel was employed with Wachovia Bank N.A.

Mr. Lebel serves as a Trustee on various non-profits, including Community Medical Center, part of the St. Barnabas Health System, and is also a Board member of St. Joseph and Donovan Catholic schools. He recently completed nine years of service as a Trustee to Fulfill, a food bank based in Ocean and Monmouth Counties. He also is a Director of the New Jersey Chamber of Commerce.

Mr. Lebel provides significant leadership skills and in-depth experience in all facets of commercial and real estate lending to the Board as well as an extensive knowledge of the Bank’s markets and strategic outlook.

Christopher D. Maher
Age 55 Director since: 2014 Committees: None	Skills and Qualifications:
• Chairman, President, and CEO of the Company • Director of the Federal Reserve Bank of Philadelphia • Chairman of the Board of OceanFirst Foundation

Christopher D. Maher has served as Chairman of the Company and the Bank since January 2017 and as CEO of the Company and the Bank since 2015. He previously served as President of the Bank from January 1, 2015 to January 1, 2021, at which time he was succeeded by Mr. Lebel. He joined the Company and the Bank in 2013 as President and Chief Operating Officer and was appointed to the Board of Directors in 2014.

Mr. Maher is active in the non-profit community, serving as a Chairman of the Board of the OceanFirst Foundation, a Trustee of Helen Keller Services for the Blind, a Trustee and the Treasurer of Monmouth University, and as a Trustee and Treasurer of Hackensack Meridian Ambulatory Care. He is also active within the banking industry, as a director of the Federal Reserve Bank of Philadelphia since 2020 and as a member of the Board of the New Jersey Bankers Association, where he serves as First Vice Chairman.

Mr. Maher provides extensive leadership and managerial experience to the Board, particularly in regard to the Company's business outlook and execution of its corporate strategy.

Joseph M. Murphy, Jr.
Age 63 Director since 2020 Committees: Finance and Information Technology	Skills and Qualifications:
•

Former President and CEO of Country Bank Holding Company and Country Bank

•

Co-founder of ValuExpress LLC, a commercial mortgage conduit with over $2.0 billion in originated loans

•

Chair of the Finance Committee

Joseph M. Murphy, Jr. had served on the Board of Directors of Country Bank Holding Company since 2003 and on the Board of Country Bank since 1995 before being acquired by the Company on January 1, 2020. He served as Executive Vice President beginning in 1997, President beginning in 2008 and President/CEO since 2012. He was Chairman of the Loan and Technology Committees throughout his tenure. Country Bank specialized in real estate lending to small businesses and commercial real estate investors and was ranked in the “Top 200 Community Banks” nationwide by US Banker magazine five of the ten years prior to its acquisition.

Prior to joining Country Bank, Mr. Murphy co-founded a commercial mortgage conduit, ValuExpress LLC, which had originated over $2.0 billion in loans for the real estate capital markets. For over 30 years he has owned and managed family real estate investments in various commercial properties throughout the United States. He currently serves as EVP of ValuExpress LLC and as President of Value Investors, Inc., his family’s investment office.

Mr. Murphy has served on the Board of Directors for the New York Chapter of Juvenile Diabetes Research Foundation, the Finance Advisory Committee of the Congregation of Christian Brothers, and the Board of Trustees for the Greater New York Chapter of the American Red Cross. He also served on the Community Bankers Council of the American Bankers Association. He currently sits on the Board of the St. Patrick’s Parade Foundation, NYC and is a Knight of St. Patrick, which both support the New York City St. Patrick’s Day Parade. Mr. Murphy currently serves on the Board of Trustees of Iona College, a private Catholic college in New Rochelle, New York, founded by the Congregation of Christian Brothers.

Mr. Murphy is a graduate of the University of Denver with a BSBA. He also holds a Master’s of Science in Real Estate Finance from New York University.

Mr. Murphy provides the Company with extensive banking knowledge and particularly with respect to the New York markets.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     22

Back to Contents

Steven M. Scopellite
Age 56 Director since 2019 Committees: Information Technology	Skills and Qualifications:
• Former Global Chief Information Officer of Goldman Sachs • Chair of the Information Technology Committee • Significant public company governance, information technology and cybersecurity experience

Steven M. Scopellite was appointed to the Board of Directors in June 2019. Mr. Scopellite retired from Goldman Sachs in 2013, having served as Global Chief Information Officer. Among his accomplishments during his distinguished career of nearly 30 years were leading Goldman Sachs’ penetration into new markets, pioneering the bank’s expansion into electronic trading, and developing the global funding platform. Mr. Scopellite currently serves as a Director of Soltage, LLC, a leading renewable energy provider, and is Co-Founder and Advisor to Aspec Scire, a groundbreaking drone-data analytics company.

Mr. Scopellite serves as Chairman to the Riverview Medical Center Foundation Board of Trustees. Mr. Scopellite provides the Board with significant management and risk management experience, particularly as they relate to information technology.

Grace C. Torres
Age 62 Director since 2018 Committees: Audit, Leadership and Human Resources/Compensation	Skills and Qualifications:
• Trustee of Prudential Retail Mutual Funds • Registered CPA with audit experience of large financial services organizations • Chair of the Audit Committee

Grace C. Torres has been a Trustee of Prudential Retail Mutual Funds, a retail mutual funds complex of more than 90 mutual funds, since 2014. Prior to that, Ms. Torres was Chief Financial Officer, Treasurer and Principal Financial Officer of Prudential Mutual Funds and Senior Vice President of Prudential Investments LLC from 1994 through 2014. Ms. Torres also previously served as Vice President, Mutual Funds Administration at Bankers Trust and as a Senior Manager, Audit Practice with Ernst & Young. Ms. Torres is a CPA in the State of New York and received a BS in Accounting and Management from New York University. Ms. Torres served as a Director of Sun Bancorp, Inc. and Sun National Bank since 2015, serving on the Audit, Nominating & Corporate Governance and Risk Committees and Chair of the ALCO Committee, until their acquisition by the Company in January 2018, at which time Ms. Torres joined the Board.

Ms. Torres brings to the Board additional financial reporting and audit experience, particularly with respect to large complex financial services organizations. Ms. Torres has been recognized as one the Top 50 business executives by Hispanic Business magazine and LATINA Style Magazine and brings in-depth experience and expertise regarding the financial industry.

Patricia L. Turner
Age 53 Director since 2020 Committees: Finance and Information Technology	Skills and Qualifications:
•

Executive Director of the American College of Surgeons

•

Member of the Board of Directors of Wake Forest Baptist Medical Center and the Council of Medical Specialty Societies

•

Managerial and leadership experience in the medical, business, and higher education sectors

Patricia L. Turner, MD, MBA, FACS was appointed to the Board of Directors in September 2020, and is the executive director of the American College of Surgeons and a clinical associate professor at the University of Chicago Medicine. Before joining the American College of Surgeons, Dr. Turner spent eight years in full-time academic practice on the faculty of the University of Maryland School of Medicine, serving as the surgery residency program director. She is a graduate of the University of Pennsylvania and the Bowman Gray School of Medicine at Wake Forest University and received her MBA from the University of Maryland Robert H. Smith School of Business.

Dr. Turner currently serves as a member of the Boards of Directors of the Council of Medical Specialty Societies and Wake Forest University Baptist Medical Center. Dr. Turner provides the Board with significant leadership and managerial experience related to health care, business, and higher education.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     23

Back to Contents

John E. Walsh
Age 68 Director since 2000 Committees: Audit, Information Technology and Leadership	Skills and Qualifications:
• Senior Vice President and Consultant at T&M Associates • Chair of the Leadership Committee • Financial reporting and resource management experience

John E. Walsh is a licensed engineer who retired from full-time employment with T&M Associates in 2020. He currently remains as a Senior Vice President at the firm in a consulting capacity. He joined T&M Associates in 2010 and served as a Senior Executive Partner and then a member of the Board of Directors until his retirement. T&M Associates is a privately owned engineering, planning and environmental consulting company with sixteen offices in seven states. Before joining T&M Associates, he served in various management capacities with CMX Engineering, Inc., a privately owned engineering company, from 2001 to 2010. At CMX, Mr. Walsh was responsible for all operational aspects of the business, including operational profitability and oversight of 380 professional engineers and technical staff. Prior to joining CMX Engineering, he was President and CEO of Bay Pointe Engineering Associates, Inc., a firm he founded in 1987.

Mr. Walsh’s experience with T&M and CMX provides the Board with management and leadership skills, as well as extensive knowledge of business and marketing plans, annual budgets, personnel/resource management, sales initiatives, financial reporting and client management.

Directors Whose Terms are Expiring

On March 25, 2022, following the recommendation of the Leadership Committee, the Board did not nominate Mr. Catania and Mr. Lloyd for reelection at the 2022 Annual Meeting of Shareholders. Mr. Catania joined the Board in 2006 and served on the Audit and Leadership Committees, as well as Chair of the Finance Committee. Mr. Lloyd joined the Board in 2018 and served on the Human Resources/Compensation and Leadership Committees.

The Board also did not nominate Ms. Vallacchi for reelection at the 2022 Annual Meeting of Shareholders. Ms. Vallacchi was appointed to the Board in 2019 and has been a valuable resource for risk management as well as regulatory and government relations. Ms. Vallacchi will remain a director of the Bank.

The Company is grateful for Mr. Catania’s, Mr. Lloyd’s, and Ms. Vallacchi’s contributions to the Company.

Required Vote

Directors will be elected according to a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. There is no cumulative voting for the election of directors.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTORS LISTED IN “NOMINEES FOR DIRECTOR”.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     24

Back to Contents

Stock Ownership

The following table provides information as of April 6, 2022 with respect to the persons known by the Company to be the beneficial owners of more than 5% of its outstanding stock. A person is considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address Of Beneficial Owner	Number of Shares Owned	Percent of Common Stock Outstanding
BlackRock Inc.	5,145,964	8.7%	(1)
55 East 52nd Street
New York, New York 10055
(1) Based solely on SEC Schedule 13G Amendment No. 11, filed on February 7, 2022.

The following table provides information, as of April 6, 2022, about the shares of the Company common stock that may be considered to be beneficially owned by each director, nominee for director and each NEO and by all such directors and NEOs of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (excluding options)(1)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Total Number of Shares Beneficially Owned	Percent of Common Stock Outstanding(2)
Directors and Nominees
Angelo Catania(3)	38,683	3,500	42,183	*
Anthony R. Coscia(3)	49,479	—	49,479	*
Michael Devlin(3)	112,114	—	112,114	*
Jack M. Farris(4)	11,296	6,826	18,122	*
Kimberly M. Guadagno(5)	9,896	—	9,896	*
Nicos Katsoulis(5)(6)	21,108	11,811	32,919	*
Joseph J. Lebel, III(7)(8)(9)(10)(11)(12)(13)	201,508	262,849	464,357	*
John K. Lloyd(3)	14,766	—	14,766	*
Christopher D. Maher(8)(9)(10)(11)(12)(14)	252,652	331,557	584,209	*
Joseph Murphy, Jr.(15)(16)	307,781	—	307,781	*
Steven Scopellite(17)	5,701	6,826	12,527	*
Grace C. Torres(3)	13,148	—	13,148	*
Patricia L. Turner(18)(19)	5,061	—	5,061	*
Grace Vallacchi(8)(9)(10)(11)(12)(20)	82,798	68,269	151,067	*
John E. Walsh(3)	44,491	3,500	47,991	*
Named Executive Officers who are not also Directors or Nominees
Michael J. Fitzpatrick(12)(21)	261,739	153,825	415,564	*
Michele B. Estep(8)(9)(10)(11)(12)(22)	107,456	76,295	183,751	*
Steven J. Tsimbinos(8)(9)(10)(11)(12)(23)	136,051	146,249	282,300	*
All directors and Executive Officers as a group (20 persons)	1,801,047	1,132,895	2,933,942	4.9%

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     25

Back to Contents

*

Less than 1%.

(1)

Unless otherwise disclosed, each person effectively exercises sole (or shared with spouse or other immediate family members) voting power as to shares reported as of April 6, 2022.

(2)

A total of 60,174,106 shares of the Company’s common stock was used in calculating the percentage of the class owned, representing 59,041,211 shares outstanding and eligible to vote as of April 6, 2022, plus 1,132,895 shares covered by stock options that were exercisable at or become exercisable within 60 days of April 6, 2022.

(3)

Includes 5,931 unvested shares. Each of Directors Catania, Coscia, Devlin, Lloyd, Torres, and Walsh was awarded 1,095 restricted shares in January 2018, 1,190 restricted shares in February 2019, 2,445 in February 2020, 2,301 restricted shares in February 2021, and 2,235 restricted shares in February 2022. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant, with the exceptions of the February 2021 and February 2022 awards, which vest at a rate of 33.3% per year commencing on March 1 of the year following the grant.

(4)

Includes 4,464 unvested shares. Mr. Farris was awarded 1,095 restricted shares in January 2018, 1,190 restricted shares in February 2019, 2,301 restricted shares in February 2021, and 2,235 restricted shares in February 2022. The January 2018 and February 2019 awards vest at a rate of 20% per year commencing on March 1 of the year following the grant, and the February 2021 and February 2022 awards vest at a rate of 33.3% per year commencing on March 1 of the year following the grant.

(5)

Includes 5,712 unvested shares. Each of Directors Guadagno and Katsoulis was awarded 1,190 restricted shares in February 2019, 2,445 restricted shares in February 2020, 2,301 restricted shares in February 2021, and 2,235 restricted shares in February 2022. The February 2019 and February 2020 awards vest at a rate of 20% per year commencing on March 1 of the year following the grant and the February 2021 and February 2022 awards vest at a rate of 33.3% per year commencing on March 1 of the year following the grant.

(6)

Includes 3,022 shares held by Mr. Katsoulis’ spouse.

(7)

Includes 48,539 unvested time-based restricted shares. Mr. Lebel was awarded 9,225 restricted shares in January 2018, 5,950 restricted shares in February 2019, 7,340 restricted shares in February 2020, 25,312 restricted shares in February 2021, and 22,116 restricted shares in February 2022. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant, with the exceptions of the February 2021 and February 2022 awards, which vest at a rate of 25% per year commencing on March 1 of the year following the grant.

(8)

Includes the following performance-based restricted shares that were awarded in February 2019, assuming the Superior performance levels are attained: Mr. Maher: 9,842; Mr. Lebel: 5,000; Ms. Estep: 2,936; Mr. Tsimbinos: 2,936; and Ms. Vallacchi: 2,936. One half of such shares vest on each of March 1 of 2023 and 2024. The exact number of shares that will vest depends on the attainment of defined performance criteria for each of the calendar years 2022 and 2023. If the threshold performance is not met, such shares will be forfeited.

(9)

Includes the following performance-based restricted shares that were awarded in February 2020, assuming the Superior performance levels are attained: Mr. Maher: 22,017; Mr. Lebel: 14,676; Ms. Estep: 7,338; Mr. Tsimbinos: 7,338, and Ms. Vallacchi: 7,338. One third of such shares vest on each of March 1 of 2023, 2024, and 2025. The exact number of shares that will vest depends on the attainment of defined performance criteria for each of the calendar years 2022, 2023, and 2024. If the threshold performance is not met, such shares will be forfeited.

(10)

Includes the following performance-based restricted shares that were awarded in February 2021, assuming the Superior performance levels are attained: Mr. Maher: 24,849; Mr. Lebel: 22,779; Ms. Estep: 9,939; Mr. Tsimbinos: 9,939; and Ms. Vallacchi: 9,939. One third of such shares vest on each of March 1 of 2023, 2024, and 2025. The exact number of shares that will vest depends on the attainment of defined performance criteria for each of the calendar years 2022, 2023, and 2024. If the threshold performance is not met, such shares will be forfeited.

(11)

Includes the following performance-based restricted shares that were awarded in February 2022, assuming the Superior performance levels are attained: Mr. Maher: 36,192; Mr. Lebel: 33,177; Ms. Estep: 18,096; Mr. Tsimbinos: 18,096; and Ms. Vallacchi: 18,096. Such shares vest on March 1, 2025. The exact number of shares that will vest depends on the attainment of defined performance criteria for the three-year period from January 1, 2022 through December 31, 2024. If the threshold performance is not met, such shares will be forfeited.

(12)

Includes the following shares that have been allocated and are held in trust pursuant to the ESOP as of April 6, 2022: Mr. Maher: 3,633; Mr. Fitzpatrick: 94,180; Mr. Lebel: 10,883; Ms. Estep: 1,563; Mr. Tsimbinos: 4,735; and Ms. Vallacchi: 1,251. Such persons have sole voting power, but no investment power, except in limited circumstances, as to such shares.

(13)

Includes 769 shares held by Mr. Lebel’s spouse.

(14)

Includes 55,198 unvested time-based restricted shares. Mr. Maher was awarded 15,055 restricted shares in January 2018, 6,450 restricted shares in February 2019, 7,950 restricted shares in February 2020, 27,612 restricted shares in February 2021, and 24,128 restricted shares in February 2022. Such awards vest at a rate of 20% per year commencing on March 1 of the year following the grant, with the exceptions of the February 2021 and February 2022 awards, which vest at a rate of 25% per year commencing on March 1 of the year following the grant.

(15)

Includes 5,236 unvested shares. Director Murphy was awarded 2,445 restricted shares in February 2020, 2,301 restricted shares in February 2021, and 2,235 restricted shares in February 2022. Each such award vests at a rate of 33.3% on March 1 of the year following the grant, with the exception of the February 2020 award, which vests at a rate of 20% per year commencing on March 1 of the year following the grant.

(16)

Includes 68,000 shares held by Mr. Murphy’s children and 72,800 shares that represent the proportional ownership of a corporation.

(17)

Includes 4,167 unvested shares. Mr. Scopellite was awarded 1,165 restricted shares in July 2019, 2,301 restricted shares in February 2021, and 2,235 restricted shares in February 2022. Each such award vests at a rate of 33.3% on March 1 of the year following the grant, with the exception of the July 2019 award, which 40% vested on March 1, 2021 and then 20% on March 1 of 2022, 2023, and 2024.

(18)

Includes 3,769 unvested shares. Dr. Turner was awarded 2,301 restricted shares in February 2021 and 2,235 restricted shares in February 2022. Each such award vests at rate of 33.3% per year commencing on March 1 of the year following the grant.

(19)

Includes 525 shares held in a retirement account.

(20)

Includes 28,382 unvested time-based restricted shares. Ms. Vallacchi was awarded 5,475 restricted shares in January 2018, 2,975 restricted shares in February 2019, 3,670 restricted shares in February 2020, 16,568 restricted shares in February 2021, and 12,064 restricted shares in February 2022. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant, with the exceptions of the February 2021 and February 2022 awards, which vests at a rate of 25% per year commencing on March 1 of the year following the grant.

(21)

Includes 6,678 unvested time-based restricted shares. Mr. Fitzpatrick was awarded 3,669 restricted shares in February 2020 and 8,182 restricted shares in February 2021. Each such award vests at a rate of 33% per year commencing on March 1 of the year following the grant.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     26

Back to Contents

(22)

Includes 29,789 unvested time-based restricted shares. Ms. Estep was awarded 4,165 restricted shares in February 2018, 8,345 restricted shares in July 2018, 2,975 restricted shares in February 2019, 3,670 restricted shares in February 2020, 16,568 restricted shares in February 2021, and 12,064 restricted shares in February 2022. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant, with the exceptions of the July 2018 grant, which vests at 20% per year commencing on March 1, 2020, and the February 2021 and February 2022 grants, which vest at a rate of 25% per year commencing on March 1 of the year following the grant.

(23)

Includes 29,420 unvested time-based restricted shares. Mr. Tsimbinos was awarded 7,690 restricted shares in January 2018, 2,975 restricted shares in February 2019, 3,670 restricted shares in February 2020, 16,568 restricted shares in February 2021, and 12,064 restricted shares in February 2022. Each such award vests at a rate of 20% per year commencing on March 1 of the year following the grant, with the exceptions of the February 2021 and February 2022 grants, which vest at a rate of 25% per year commencing on March 1 of the year following the grant.

Each director and executive officer maintains a mailing address at 110 West Front Street, Red Bank, New Jersey 07701. As of April 6, 2022, none of the above directors or executive officers have pledged any shares of the Company.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     27

Back to Contents

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission. Executive officers, directors and greater than 10% stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company’s executive officers and directors and greater than 10% beneficial owners have complied with all applicable reporting requirements for transactions in the Company’s common stock during the fiscal year ended December 31, 2021, with the exception of Joseph Lebel, who submitted a late filing for the purchase of preferred stock on May 7, 2021.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     28

Back to Contents

Senior Executive Officers Who Are Not Also Directors

MICHAEL J. FITZPATRICK
Age 66

Michael J. Fitzpatrick has been Executive Vice President and CFO of the Company since 1995. He has also been Executive Vice President and CFO of the Bank since joining the Bank in 1992.

On March 17, 2022, the Company announced that Mr. Fitzpatrick would be retiring from the Company, effective June 1, 2022. He will be succeeded by Mr. Barrett, currently Executive Vice President, Finance.

JOSEPH J. LEBEL III
Age 59

Joseph J. Lebel III is the President of the Bank and the Chief Operating Officer of the Bank and the Company. Mr. Lebel has been nominated as a director of the Company and his full biography can be found in “Proposal 1–Nominees for Directors”.

GRACE M. VALLACCHI
Age 58

Grace M. Vallacchi was appointed Executive Vice President and CRO of the Company and the Bank in September 2017. Prior to joining OceanFirst, Ms. Vallacchi was Associate Deputy Comptroller in the Northeastern District of the Office of the Comptroller of the Currency (the “OCC”) since 2016. Prior to that position, she was Assistant Deputy Comptroller at the OCC since 2012, and a National Bank Examiner since 2007.

Ms. Vallacchi was appointed as a director of the Company and the Bank in January 2019. Her term as director of the Company will expire at the end of the 2022 Annual Meeting of Shareholders but she will continue as a director of the Bank.

STEVEN J. TSIMBINOS
Age 52

Steven J. Tsimbinos was appointed Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank in 2016, having previously served in those roles as First Senior Vice President since 2010. Prior to joining OceanFirst, he was General Counsel of Copper River Management, L.P., the investment manager to a family of hedge funds, since 2006, and prior to that a partner with Lowenstein Sandler PC, where he practiced corporate and securities law.

MICHELE B. ESTEP
Age 52

Michele B. Estep was appointed Executive Vice President and Chief Administrative Officer of the Bank in January 2020. Prior to joining OceanFirst, Ms. Estep was the Executive Vice President and Chief Administrative Officer of Sun National Bank. Before then, she held leadership roles at KeyBank in Albany, New York.

KARTHIK SRIDHARAN
Age 52

Karthik Sridharan was appointed Chief Information Officer of the Bank in September 2019. Prior to joining OceanFirst, Mr. Sridharan was the Chief Technology Officer at Citigroup from 2011 to 2019 and previously held leadership roles in global technology management with JP Morgan Chase and Bank of America Corp. Mr. Sridharan was also an Industry Manager at Microsoft prior to joining the financial services industry.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     29

Back to Contents

ANTHONY GIORDANO III
Age 56

Anthony Giordano III was appointed Executive Vice President and Chief of Banking Operations on February 1, 2022, having previously been appointed Executive Vice President and Chief Retail Banking Officer of the Bank in January 2020. He also previously served as the Bank’s Senior Operations Officer since 2015 and as Interim Chief Information Officer until Mr. Sridharan’s appointment. Prior to joining OceanFirst, Mr. Giordano was Chief Executive Officer of Colonial American Bank until its acquisition by OceanFirst.

ANGELA K. HO
Age 38

Angela K. Ho was appointed Chief Accounting Officer of the Company in March 2017 and had served as the Chief Accounting Officer of the Bank since September 2016. Prior to joining OceanFirst, Ms. Ho served as the controller of Northfield Bank since 2012 and had significant accounting responsibilities at Signature Bank and KPMG LLP.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     30

Back to Contents

Compensation Discussion and Analysis

Table of Contents

Overview	31
Executive Summary	32
Objectives of Our Compensation Program	36
Compensation Program Design and Rationale	36
How Compensation Is Determined	37
Elements of Compensation	38
Stock Ownership Guidelines	46
Mitigating Risk in Our Executive Compensation Program	46
Hedging/Pledging Policy	47

Overview

This section describes the objectives, design and rationale of the Company’s compensation program for our Named Executive Officers (“NEOs”) and discusses each material element of our NEO compensation program, how compensation is determined, and recent developments.

For 2021, the Company’s NEOs were:

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     31

Back to Contents

Executive Summary

2021 Business Highlights

Even as the challenges from COVID-19 persisted, 2021 was another successful year for the Company. While continuing the safety and financial actions initiated in 2020 to protect employees, customers, and shareholders, the Company experienced strong loan growth, aided by our expansion into the Boston, Baltimore, and Washington D.C. markets. At the end of 2021 we entered into a definitive agreement to acquire Partners Bancorp in an acquisition expected to add approximately $1.64 billion in assets, $1.11 billion in loans, and $1.44 billion in deposits upon completion. Some highlights of our 2021 performance appear below.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     32

Back to Contents

Stock Performance

The following graph compares total stockholder return on the Company’s common stock with the cumulative total return of companies in the Nasdaq Composite Index and the KBW Regional Banking Index for the period from December 31, 2016 through December 31, 2021. The graph may not be indicative of future performance of the Company’s common stock.

Cumulative return assumes the reinvestment of dividends and is expressed in dollars based on an initial investment of $100.

Index		Period Ending
	12/31/16	12/31/17	12/31/18	12/31/19	12/31/20	12/31/21
OceanFirst Financial Corp.	100.00	89.33	78.39	91.48	69.43	85.49
Nasdaq Composite Index	100.00	129.64	125.96	172.18	249.51	304.85
KBW Regional Banking Index	100.00	101.75	83.95	103.94	94.89	129.65
SNL Thrift Index	100.00	102.42	102.42	126.10	116.21	n/a(1)
(1) The SNL Thrift Index was discontinued in 2021.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     33

Back to Contents

Executive Compensation Program Highlights

Our executive compensation program incorporates the following features and policies that are designed to align the interests of our NEOs and stockholders.

BALANCED PROGRAM ELEMENTS

We use a mix of compensation elements—fixed and performance-based, cash and equity, and long-term and short-term—to motivate and incentivize our executives and reward accomplishments, while promoting safe and sound banking practices.

NO DIVIDENDS OR DIVIDEND EQUIVALENTS ON UNVESTED STOCK AWARDS	Dividends and dividend equivalents on restricted stock unit awards are paid only to the extent the underlying awards vest.
ROBUST RISK ASSESSMENT FRAMEWORK	We perform a comprehensive annual assessment of risk in our executive compensation programs.
INCENTIVE CLAWBACK POLICY	Our Board can recoup performance-based compensation from our executives in certain circumstances.
NO REPRICING

Repricing of stock options or SARs without shareholder approval is prohibited, except to adjust the option value in connection with a significant corporate transaction such as a change of control or stock split.

NO “SINGLE TRIGGER” CHANGE IN CONTROL BENEFITS

We maintain “double-trigger” change in control clauses in our employment and change in control agreements. An executive is entitled to a severance payment only if terminated without cause or the executive terminates employment for good reason after a change in control. Incentive equity awards will not automatically vest upon a change in control.

NO EXCISE TAX GROSS-UPS	We do not provide for gross-up payments for excise taxes our executives may incur in connection with a change in control.
EXECUTIVE OFFICER STOCK OWNERSHIP REQUIREMENTS	Our executive officers must hold substantial amounts of our common stock—5x base salary for the CEO and 3x base salary for the other NEOs.
NO HEDGING OR PLEDGING OF OUR STOCK

Unless they receive advance approval from our Board, which is only provided in limited circumstances, our directors, executive officers, and certain key employees are prohibited from engaging in hedging transactions involving our common stock or pledging our common stock to secure debt.

INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee directly engages an independent compensation consultant to review the competitiveness and effectiveness of our executive compensation program and to provide advice on market practices and regulatory matters.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     34

Back to Contents

2021 Stockholder Advisory Vote on Executive Compensation

At the 2021 Annual Meeting of Stockholders, approximately 79% of the shares voting on the Company’s non-binding advisory vote on executive compensation (commonly known as “say on pay”) were cast in favor of the compensation of the Company’s executive officers. The Board and the Compensation Committee appreciate and value the views of our stockholders. (For information on our stockholder outreach and engagement, see “Corporate Governance – Shareholder Outreach”).

Over the past five years, we have made several adjustments to our executive compensation program, in response to stockholder input and to align with best and market practice. Those changes are summarized below. Advisory votes on executive compensation and stockholder outreach will continue to guide the Compensation Committee and the Board in their ongoing assessment of the Company’s executive compensation program.

The Compensation Committee and the Board believe that the Company’s overall pay practices, and the specific compensation paid to our executive officers, are fair and well-balanced. We are mindful that investors often favor the use of performance-based compensation, and the Compensation Committee took that view into account in making equity grants in 2021 and 2022, as further described below.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     35

Back to Contents

Objectives of Our Compensation Program

Our executive officer compensation program is designed to:

•

provide a comprehensive compensation package that is competitive within the marketplace to attract, reward, and retain highly qualified, motivated, productive, and responsible executive officers;

•

align the executive officers’ interests with those of our stockholders by incentivizing and rewarding individual behaviors that improve the Company’s performance in a manner that is consistent with our business and strategic plans while encouraging prudent decision-making and safe and sound banking practices;

•

create balanced and reasonable incentives that link pay to performance but do not encourage the executive officers to expose the Company to inappropriate risks;

•

reward executive officers who assume the greatest responsibility and consistently produce positive strategic results within the bounds of sound business and risk management;

•

motivate each individual to perform to the best of his or her ability; and

•

recognize the Company’s cost structure and the economic environment.

The executive officers are among the Company’s greatest assets, as their leadership and example to all employees drive our success and customer-centered excellence.

Compensation Program Design and Rationale

To attract qualified executives as NEOs and to incentivize, reward, and retain executives who meet the Company’s performance expectations, our 2021 executive compensation program included the direct compensation elements described below.

Compensation Element	Description and Purpose	Context/Rationale	Fixed/Performance Based	Short-Term/ Long-Term
Base Salary	Helps attract and retain executives through market-competitive fixed pay.	Based on individual performance and responsibilities, prevailing market conditions, current and anticipated Company performance, and current pay levels.	Fixed	Short-term
Cash Incentives

Encourage achievement of financial and individual goals that create near-term stockholder value and are consistent with the Company’s business and strategic plans, prudent decision-making, and safe and sound business practices.

		Ties compensation directly to factors that the Company deems important: • Core Earnings (50%) • Efficiency Ratio (30%) • Internal Controls (10%) • ESG (10%)	Performance-based	Short-term
Equity Compensation	Attract, retain, and motivate executives by tying their economic interests to the long-term success of the Company, and align their interests with those of our stockholders.	Performance-based restricted stock vests based upon achievement of established goals for Core ROAA for each year of a four-year performance period.	Performance-based	Long-term
		The value of time-based restricted stock is tied to stock performance between the grant date and the vesting date.	Fixed, vesting in four* equal annual increments	Long-term
* Time-based restricted stock awards made to Mr. Fitzpatrick in 2021 vest in three equal annual increments.

Mix of Compensation Elements

Our executive compensation program maintains the appropriate balance of compensation elements to motivate executives and reward individual and organization-wide accomplishments. Performance-based incentive awards play an important role in the executive compensation program, but so do fixed compensation elements that reward consistent performance that is squarely rooted in safe and sound banking practices. We are mindful that banking institutions must follow exacting compensation policies that do not provide incentives for executives to take imprudent or excessive risks. For more information about how the Compensation Committee evaluates and mitigates potential risk in our executive compensation program, see “Mitigating Risk in Our Executive Compensation Program.”

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     36

Back to Contents

The following chart illustrates the mix of actual compensation for 2021 for our CEO and the other NEOs (on average).

Pay Mix

How Compensation Is Determined

Role of Compensation Committee

The Compensation Committee reviews compensation for senior executives, including CEO and NEOs, and establishes guidelines and limits for the compensation and benefits programs for the other employees of the Company and the Bank. The Compensation Committee annually evaluates and determines CEO compensation and the CEO’s recommendations regarding compensation for the other officers. The NEOs compensation is also reviewed by the Board. When establishing compensation levels, the Compensation Committee considers the Company’s overall strategic objectives, annual performance goals, compensation study, individual executive performance, internal equity, and regulatory requirements. The Compensation Committee also reviews the compensation risk assessment performed annually by the Chief Risk Officer, as described under “Mitigating Risk in Our Executive Compensation Program.” See “Corporate Governance – Committees of the Board of Directors” for further information regarding the Compensation Committee.

Role of CEO and Management

The CEO makes recommendations to the Compensation Committee regarding compensation, including base salary, bonuses, and equity grants, for the Company’s other officers. The CEO does not participate in the Compensation Committee’s decision as to his own compensation package. Executive management may occasionally be invited to Compensation Committee meetings to discuss compensation matters.

Role of the Compensation Consultant

The Compensation Committee retains Meridian Compensation Partners, LLC (“MCP”) as its independent compensation consultant. In 2021, MCP provided the Compensation Committee with compensation data, advice, and recommendations to inform the Compensation Committee’s compensation decisions. Representatives from MCP attend Compensation Committee meetings as requested and participate in general discussions regarding executive compensation matters, as well as discussions with members of the Compensation Committee in executive session (without management personnel present). MCP does not provide other services to the Company and has no direct or indirect business relationships with the Company or its affiliates. The Compensation Committee has considered the independence of MCP for 2021 and determined that the work performed by MCP did not create any conflict of interest and that MCP is independent.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     37

Back to Contents

Compensation Data/Peer Group Analysis

MCP develops materials and analyses that the Compensation Committee uses for its evaluations and determinations. These materials include competitive market assessments of NEO compensation and information to help the Committee set appropriate incentive compensation targets and ranges.

A critical element of the Company’s compensation philosophy, and a key reference point for the Compensation Committee’s decisions, is the analysis of our executive compensation structure and financial performance relative to a peer group of similarly sized, publicly traded financial institutions. The Compensation Committee seeks to provide competitive and appropriate compensation that attracts and retains top talent and ensures proper alignment between the Company’s performance and compensation relative to peers. To this end, MCP conducts peer group studies annually for the Compensation Committee—most recently in late 2020 to inform 2021 compensation decisions (the “2020 MCP Report”). The Compensation Committee used the 2020 MCP Report to ensure that the Company’s overall executive compensation, and each individual element of compensation, are in a reasonable range of market median.

MCP determined the peer group included in the 2020 MCP Report using the following screens:

2021 PEER GROUP
• Investors Bancorp, Inc.	• Provident Financial Services, Inc.	Industry/Type of Institution
• Fulton Financial Corp.	• Eagle Bancorp, Inc.	• banks and thrifts
• United Bankshares, Inc.	• Sandy Spring Bancorp, Inc.	• traded on an exchange
• Atlantic Union Bankshares Corp.	• Boston Private Financial Holdings, Inc.	• similar business model, including competitors and competitors for executive talent
• WesBanco, Inc.	• Brookline Bancorp, Inc.
• Berkshire Hills Bancorp, Inc.	• ConnectOne Bancorp, Inc.	Geographic Considerations
• WSFS Financial Corp.	• Flushing Financial Corp.	• Mid-Atlantic Region, CT, MA, RI, VA, and WV
• Customers Bancorp, Inc.	• Lakeland Bancorp, Inc.	• Focus on headquarters in a major metropolitan area
• Independent Bank Corp.	• Meridian Bancorp, Inc.	Asset Size
• Community Bank System, Inc.		• $5 billion to $30 billion, representing a reasonable range around OCFC’s assets

Positioning relative to peers
47th Percentile ASSETS

Elements of Compensation

The following describes the elements of compensation and provides information on certain decisions regarding 2021 compensation.

Base Salary

Base salaries for our NEOs are intended to be competitive with the salaries of executives in comparable positions at peer financial institutions. The Compensation Committee sets base salaries at levels that are appropriate to attract and retain our executives, while being mindful of managing costs. The Compensation Committee determined that all NEO salaries would remain unchanged, except in the case of Mr. Lebel, after considering various factors, including the Company’s growth, peer group compensation data, prevailing market conditions, the performance and responsibilities of individual executives, and current pay levels, as applicable. Mr. Lebel was promoted to President and Chief Operating Officer of the Bank in January 2021 and was given a corresponding salary increase. The salaries for 2021 were as follows:

Name	2020 Salary	2021 Salary	Change
Christopher D. Maher*	$950,000	$950,000	0%
Michael J. Fitzpatrick*	$350,000	$350,000	0%
Joseph J. Lebel III	$400,000	$535,000	33.8%
Michele B. Estep*	$325,000	$325,000	0%
Steven J. Tsimbinos*	$325,000	$325,000	0%
* Base salary unchanged since 2019.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     38

Back to Contents

Cash Incentive Awards

Under our cash incentive compensation plan (“CIP”), each NEO’s annual cash incentive compensation is contingent on the performance of the Company, the Bank, and the individual compared to performance goals that are approved by the Compensation Committee at the beginning of the performance year. The Compensation Committee determined cash incentive targets and performance goals for 2021 at its March meeting.

Cash Incentive Metrics and Goals

In the past, cash incentive awards were based on two financial metrics: Core Earnings and Core Efficiency Ratio. These metrics link individual compensation to performance on measures that are key drivers of shareholder value. The Compensation Committee believes that non-GAAP core metrics provide a better comparison of period-to-period operating performance (and thus more accurately reflect Company performance) than the corresponding GAAP metrics because core metrics exclude exogenous and non-recurring events. For example, core metrics exclude merger-related expenses, branch consolidation expenses, net gains or losses on equity investments, prepayment fees from borrowings, gain on sale of Paycheck Protection Program loans, non-recurring professional fees, compensation expenses due to retirements, opening credit loss expenses under CECL from acquisitions, and income tax benefits from changes in the tax laws. Over the past five years, as of December 31, 2021, the Company has consolidated 65 and sold two full-service branch locations, or more than 50% of its physical branch locations, as the Company’s business migrates to a digital delivery model. This effort resulted in branch consolidation expenses of $38.4 million, which negatively impacted short-term GAAP earnings but were excluded from core earnings metrics. The Company has continued to grow deposits over the same period, achieving average deposits in excess of $207 million per branch as of December 31, 2021. This strategy is expected to materially improve the Company’s competitiveness over the long term, which illustrates the value of relying on core earnings metrics when assessing compensation.

The Company reports core metrics in tandem with its GAAP metrics, and core metrics are relied on by analysts and investors to evaluate financial performance. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. (Please refer to the “Explanation of Non-GAAP Financial Measures” and the “Non-GAAP Reconciliation” table contained in the Company’s press releases announcing earnings for additional information regarding the Company’s non-GAAP measures and impact per period.)

For the 2021 CIP, the Compensation Committee kept these two financial metrics and added two qualitative metrics: Internal Controls and Environmental Social and Corporate Governance measures. These additional metrics reflect the importance of internal controls and the Company’s commitment to ESG principals.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     39

Back to Contents

The weights and performance goals for all four metrics are shown below:

Bank Performance Metrics	Performance % of Award Opportunity	Threshold*	Target*	Superior*
Core Earnings		$59,925,000	$79,900,000	$99,875,000
Core Efficiency Ratio		78.0%	62.4%	46.8%
* Threshold: 50%-99%; Target: 100%; Superior: 101%-150%

Strategic Management Metrics*	Performance % of Award Opportunity	Quantitative and Qualitative Measures, including:
Internal Controls
•

Regulatory Assessments and Outcomes

•

Audit Results - internal and external

•

ERM Program - enhancements in line with Bank growth

•

Risk Assessments

•

Information and Communication - safeguarding data

•

Vendor Management

•

Internal Policy and Procedure

Environmental, Social and Corporate Governance
•

Engagement Survey Scores

•

Customer Satisfaction (including Net Promoter and Google Scores)

•

GlassDoor Ratings

•

Improved Diversity and Inclusion

•

Pandemic Planning and Management

•

Strategic Integrations of Acquisitions/Conversions

* Total Incentive Percentage Outcome for each Strategic Management Metrics.

The Core Earnings and Core Efficiency Ratio performance goals were derived from the Company’s 2021 Strategic Plan, which was approved by the Board in December 2020.

Target Incentive Awards for the NEOs

The following table shows the cash incentive targets for the Company’s NEOs for 2021.

Name	Target Bonus	Percent of Salary
Christopher D. Maher	$775,000	81.6%
Michael J. Fitzpatrick	$200,000	57.1%
Joseph J. Lebel III	$475,000	88.8%
Michele B. Estep	$200,000	61.5%
Steven J. Tsimbinos	$200,000	61.5%

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     40

Back to Contents

Performance Against Incentive Targets and Final Payouts

Core Earnings

2021 was another difficult year for assessing incentive compensation. The continuing economic recovery from the effects of the pandemic created a tailwind that bolstered 2021 Company performance. Core earnings were $111.2 million—the result of strong Company performance and a net recovery of credit reserves taken in prior periods (rather than a provision for future credit losses as originally anticipated in the budget). The strict application of the core earnings metric would have resulted in a payout of 150% for earnings above the “Superior” level. Management and the Compensation Committee discussed this result, agreed that the payout would have been a windfall to management, and decided that the Compensation Committee should consider using its discretion to make a downward adjustment. To inform the Committee’s decision, management modeled three scenarios:

•

Scenario A reversed the recovery of credit reserves, yielding adjusted core earnings of $102.1 million.

•

Scenario B reversed both the recovery of credit reserves taken in prior periods and eliminated the planned provision for future credit losses contained in the budget, yielding adjusted core earnings of $82.0 million.

•

Scenario C represents the midpoint between scenarios A and B.

The results under Scenario A would still have generated a “Superior” level payout of 150%. The results under Scenario B would have led to a 105% payout. Management and the Compensation Committee considered the Scenario B to be less appropriate because credit provisions (which that scenario eliminated) are necessary to account for the Company’s growth and are a normal part of operations and risk management. Credit performance is directly correlated to management’s expertise and discipline regarding credit risk management and the Company has consistently outperformed peers on this measure. The Compensation Committee and management agreed that it would be appropriate for the Compensation Committee to use its discretion to adjust the results on the core earnings metric to Scenario C, which backs out all of the recovery of past credit reserves and a portion of 2021 provisions for future credit losses, because the midpoint reasonably approximates Bank performance in a normal year. That midpoint adjustment resulted in a payout of 127% on the core earnings metric.

Core Efficiency Ratio

The Core Efficiency Ratio for 2021 was 60.84%, which was slightly better than target.

Internal Controls

The Compensation Committee reviewed the Company’s progress against each sub-component of the internals control score, determined that each was at or above target, and arrived at a weighted payout of 12%.

Environmental, Social and Corporate Governance (ESG)

The Compensation Committee individually tested each sub-component under the ESG metric, determined that they had results ranging from threshold to superior, and arrived at a weighted payout of 8%.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     41

Back to Contents

Based on these results, the Company funded the incentive plan at 115%. Some NEOs earned payments above 115% because of strong individual performance. Individual performance was evaluated based on a variety of factors and an assessment of each NEO’s performance against prescribed individual goals set at the beginning of the performance period.

Name	2021 Target Bonus	2021 Bonus	Percentage of 2021 Target Bonus	2020 Total Bonus
Christopher D. Maher	$775,000	$891,250	115%	$658,750
Michael J. Fitzpatrick	$200,000	$264,500	132%	$170,000
Joseph J. Lebel III	$475,000	$682,813	144%	$297,500
Michele B. Estep	$200,000	$287,500	144%	$170,000
Steven J. Tsimbinos	$200,000	$264,500	132%	$170,000

Long-Term Incentive Awards

The 2021 long-term incentive awards consist of 50% time-based restricted stock and 50% performance-based restricted stock for Mr. Maher and Mr. Lebel, and 60% time-based restricted stock and 40% performance-based restricted stock for Ms. Estep and Mr. Tsimbinos. Mr. Fitzpatrick only received time-based restricted stock awards because at the time of the grant he was contemplating retirement, which was announced in March 2022. The Company had awarded stock options in the past but did not include stock options in the NEOs’ 2021 equity awards.

The award levels and vesting schedules were determined based on various factors, including prevailing market conditions, performance and responsibilities of individual executives, current pay levels, the value of awards previously granted, and reports from the Compensation Committee’s external compensation consultant. Awards for 2021 to the NEOs are shown below.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     42

Back to Contents

Performance-Based Restricted Stock Awarded in 2021

Performance-based restricted stock awards will vest annually over the next four years based on annual Core ROAA performance. We selected Core ROAA as the performance metric for our long-term performance equity awards because it is one of the primary performance measures tracked by the Company and our stockholders. In the past, the Company’s performance-based equity awards vested over a five-year period, but in 2021 the Compensation Committee reduced the vesting period to four years to more closely align with market practices and to provide more competitive compensation.

Core ROAA for the 2021 performance-based restricted stock awards will be measured annually over the next four years. The Compensation Committee set four annual performance goals (at threshold, target, and superior levels) at its January 2021 meeting based on financial data from the strategic plan approved by the Board. The annual goals for 2021 Core ROAA and the associated payouts are shown below. The targets for 2021 reflected an expectation that the COVID-19 pandemic would continue to depress earnings throughout the year. The Company considers the performance goals for the remaining three years of the performance period to be confidential.

	Threshold (80% payout*)	Target/Budget (100% payout*)	Superior (120% payout*)
2021	0.59%	0.69%	0.79%
* Payouts for performance between goals will be interpolated on a straight-line basis. There is no payout for performance below the threshold goal.

Performance-Based Restricted Stock Eligible to Vest

Time-Based Restricted Stock

2021 time-based restricted stock awards will vest in equal installments over four years, subject to continued employment with the Company, except for Mr. Fitzpatrick’s awards. The time-based restricted stock grants to Mr. Fitzpatrick vest over three years. His vesting schedule is one year shorter than the schedule for the other NEOs because he had been contemplating retirement. Mr. Fitzpatrick's retirement was announced in March 2022 and will be effective June 1, 2022.

Changes for 2022 Long-Term Equity Awards

The Compensation Committee made several changes to the Company’s long-term incentive awards for NEOs to align with market practice and provide more competitive compensation.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     43

Back to Contents

	2021 awards	2022 awards	Reason for change
Performance metrics	Absolute Core ROAA	Absolute Core ROAA (3-year average) (40%), Absolute Core EPS (3-year cumulative growth) (40%), and Relative TSR (compared to KBW Nasdaq Regional Banking Index) (20%)	To measure performance in a more balanced and robust manner, we decided to use multiple performance metrics, incorporating both absolute and relative performance
Vesting	Performance-based awards vest annually over four years with annual performance measurement	Performance-based awards will have cliff vesting at the end of a three-year performance period with cumulative performance measurement	Three-year cliff vesting is the most prevalent market practice and reflects long-term performance compared to a one-year performance measurement period
Amounts	Performance-based awards possible payout range of 80%-120% of target	Performance-based awards possible payout range of 50%-150% of target	This broader payout range is consistent with market practice and provides more competitive compensation and sensitivity in payouts based on performance
LTI Mix	CEO and President – 50/50 for time-based and performance-based awards Other NEOs – 60/40 for time-based and performance-based awards CFO received 100% time-based awards due to expected retirement	Target awards for all NEOs will be split equally between performance-based and time-based equity	The new LTI mix, with all NEOs receiving at least 50% of their awards in performance-based equity, is considered a best practice and enhances the shareholder orientation of our LTI program

The Compensation Committee does not expect to award stock options for the foreseeable future.

Realizable Pay Analysis

The Compensation Committee regularly reviews actual pay outcomes of past compensation decisions, using a “realizable pay analysis,” to evaluate pay and performance alignment. This analysis helps us assess if our compensation program is working as intended and if adjustments are needed to drive the Company’s pay for performance philosophy.

This section explains how the CEO’s realizable pay compares to his target pay over the three-year period ending December 31, 2021. For this purpose, “target pay” is the sum of base salary, target annual cash incentive, and the dollar value of long-term incentive awards at the time of grant. In other words, the CEO’s target pay is what he could earn if the Company achieved all of the incentive performance objectives at target. Realized pay is the current value of compensation granted to the CEO and the sum of base salary, actual bonus payouts, and current value of time-based equity granted and current value of performance-based equity awards (based on actual performance if known, or target if performance period is not completed). Equity awards are valued using a December 31, 2021, share price.

Historically, we had granted higher target awards with rigorous performance goals to reward achievement of challenging goals. Also, we awarded a meaningful portion of the CEO’s equity grants in stock options, which provide value to the executive only if the stock price increases.

As shown below, the CEO’s realizable pay was 18% below target for the three-year period ending December 31, 2021, reflecting the Company’s performance during that period. The Committee believes this analysis confirms the Company’s strong pay and performance orientation.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     44

Back to Contents

CEO Pay (2019, 2020, and 2021 combined)
$9,237,386
Realizable pay is 18% below target pay over the 3-year period
$7,597,386
$1,699,984
$924,918
$1,462,484
$2,300,000
$2,850,000
$1,276,891
$932,666
$292,829
$2,245,000
$2,850,000
Target Pay
Realizable Pay
Salary
Target Bonus
Options
Restricted Stock
Performance Shares

Benefits

All NEOs participate in the benefit plans generally available to the Company’s employees, including welfare plans that provide medical, dental, vision, life, accidental death and disability, short- and long-term disability benefits, health care and dependent care flexible spending accounts, the 401(k) Plan, and the Bank’s Employee Stock Ownership Plan (“ESOP”). The Company also maintains a supplemental executive retirement plan (“SERPs”) covering Mr. Maher and Fitzpatrick. This SERP is intended to promote continued service of covered executives by providing a supplement to their other qualified retirement plan benefits, which are limited by law. For Mr. Maher, the benefit is based on an agreed upon schedule of annual contributions. The Company previously maintained a SERP for Mr. Fitzpatrick, but this SERP is no longer maintained. The Company did not make any significant changes to the benefits offered to its NEOs in 2021. See “Executive Compensation – Nonqualified Deferred Compensation – Supplemental Executive Retirement Plan.”

Perquisites

The Company provided perquisites to certain NEOs in the form of Company-paid automobile benefits, country club dues, provision of a comprehensive executive physical, and non-cash fringe benefits. These perquisites are included in the footnotes and narratives to the Summary Compensation Table. The NEOs are subject to the Company’s Travel and Entertainment Policy, which governs the reimbursement of business-related travel, dining, and entertainment expenses for all employees.

Deferred Compensation

The Bank provides certain NEOs with an opportunity to elect to defer current compensation under the Deferred Compensation Plan for Executives (the “Deferral Plan”). The Deferral Plan permits eligible executives selected by the Bank’s Board to elect to defer receipt of up to 100% of base salary and annual bonus.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     45

Back to Contents

Employment Agreements

The Company’s continued success depends to a significant degree on the skills and competence of our NEOs. As part of our compensation program, the NEOs are eligible for payments and benefits in the event of certain employment terminations or in the event of a change in control of the Company. The employment agreements are intended to ensure that the Company will be able to maintain a stable and competent management base. The employment agreements also include restrictive covenants (non-competition, non-solicitation, and confidentiality) to protect the Company’s business interests after executives leave our employment. The employment agreements are described later in the proxy under “Executive Compensation – Employment Agreements.”

Stock Ownership Guidelines

The Board, upon the recommendation of the Leadership Committee, has adopted stock ownership guidelines (the “Guidelines”) for non-employee directors and the NEOs to better align their interests with those of the Company’s stockholders. The Guidelines provide that the CEO must own Company stock with a market value of at least five times his annual base salary, and each other NEO must own Company stock with a market value of at least three times his or her annual base salary. NEOs have five years from the date they become subject to the Guidelines to meet the share ownership requirements. Shares that count towards the ownership requirement include those shares owned by the officer, including shares held in the officer’s ESOP and 401(k) accounts; unvested time-based and performance-based restricted stock; and the value of vested and unvested stock options, where such value is calculated as the cumulative expense recognized by the Company on its financial statements. An NEO who has not yet met the ownership requirement must retain all of the net vested restricted stock and net shares delivered after exercising stock options (where “net shares” refers to the shares that remain after shares are sold or netted to pay the exercise price of options and any withholding taxes).

All of the Company’s NEOs were in compliance with the Guidelines for 2021.

Mitigating Risk in Our Executive Compensation Program

The Company is mindful that banking institutions must follow sound compensation practices and structure compensation programs in a way that does not provide incentives for executives to take imprudent or excessive risks. The Compensation Committee believes it maintains the appropriate balance of compensation elements to motivate our executives and reward their respective accomplishments. Performance- based incentive awards play an important role in our executive compensation program, but their use is balanced by fixed compensation that rewards consistent performance that is squarely rooted in safe and sound banking practices.

The Company’s compensation program for the NEOs is designed to mitigate risk by:

•

providing non-performance-based salaries, retirement, and benefits that are competitive in the market and provide executives with a stable and ample income without reliance on incentives;

•

incorporating cash incentives to reward annual performance in accordance with the Company’s predefined annual and strategic goals and objectives;

•

including long-term incentives in the form of time-vested and performance-based restricted stock awards and, previously, stock options to focus the NEOs’ attention on long-term stockholder value; and

•

considering prior period results, the exposure to risk, and actual risk outcomes in determining current and future compensation.

To further mitigate risk resulting from performance-based compensation, the Compensation Committee considers, and uses when appropriate, metrics and performance goals that incorporate risk management, “clawbacks” to recover prior payments, and performance periods longer than one year. The use of equity-based long-term compensation, in combination with executive stock ownership requirements, reflects the Company’s goal of aligning the interests of executives and stockholders, thereby reducing the exposure to imprudent or excessive risk-taking. The Company believes these features balance the need to accept risk exposure in the successful operation of our business with the need to identify, monitor, and prudently manage that risk.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     46

Back to Contents

To ensure that the Compensation Committee adequately considers the risk inherent in our compensation program, in the first quarter of each year, the Chief Risk Officer conducts a compensation risk assessment that is presented to and reviewed by the Compensation Committee. This assessment reviews any actual and potential risk created by the Company’s compensation program and analyzes the Company’s controls and risk mitigation mechanisms. After review of the risk assessment presented in 2021, the Compensation Committee believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company and that the policies (1) appropriately balance risk and financial results in a manner that does not encourage employees to expose the Company to imprudent risk, (2) are compatible with effective controls and risk management, and (3) are supported by strong corporate governance, including active and effective oversight by the Company’s Board of Directors.

Hedging/Pledging Policy

To ensure that the interests of directors and senior executive officers are aligned with the interests of the Company’s stockholders, the Company has adopted an anti-hedging/pledging policy that prohibits (without Board approval) directors and senior executive officers from: (1) directly or indirectly engaging in hedging or monetization transactions, through transactions in the Company’s securities or through financial instruments designed for that purpose or achieving that effect, including equity swaps, puts, calls, collars, forwards, exchange funds and prepaid variable forwards, or (2) pledging or hypothecating the Company’s securities as collateral for a loan, including through the use of a traditional margin account with a securities broker. Any request to engage in a hedging or pledging transaction must be submitted to the General Counsel, with a description of the transaction(s) and the reasons for the transaction(s), at least two weeks in advance. The General Counsel will review the circumstances and reasons for this request and determine whether there is a valid reason to approve the transaction and then make a recommendation to the Board for a final decision.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     47

Back to Contents

Executive Compensation

Summary Compensation Table

The following table sets forth certain summary information regarding the compensation paid or accrued by the Company during the fiscal years ended December 31, 2021, 2020, and 2019, to or for the NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
				Time-based Stock Awards ($)(2)	Performance- based Stock Awards ($)(3)
Christopher D. Maher, Chairman and CEO of the Company and the Bank	2021	950,000	—	600,009	600,009	—	891,250	9,474	110,609	3,161,351
	2020	946,154	658,750	162,468	600,016	487,493	—	2,450	105,654	2,962,985
	2019	946,154	446,000	162,450	499,968	487,498	249,000	785	111,839	2,903,694
Michael J. Fitzpatrick, Executive Vice President and CFO of the Company and the Bank	2021	350,000	—	179,990	—	—	264,500	—	42,357	836,847
	2020	349,423	170,000	74,995	—	224,998	—	—	205,112	1,024,528
	2019	349,423	60,375	74,995	—	225,006	66,815	2,211	197,570	976,395
Joseph J. Lebel lll, President and Chief Operating Officer of the Bank	2021	529,808	—	550,030	550,030	—	682,813	—	47,392	2,360,073
	2020	398,846	297,500	150,030	400,011	450,004	—	—	46,260	1,742,651
	2019	398,846	75,000	149,940	249,984	449,995	83,000	—	46,299	1,453,064
Michele B. Estep, Executive Vice President and Chief Administrative Officer of the Bank	2021	325,000	—	360,023	239,986	—	287,500	—	38,988	1,251,497
	2020	324,423	170,000	75,015	200,005	224,995	—	—	33,003	1,027,441
	2019	322,577	65,625	74,970	149,940	224,997	72,625	—	33,999	944,733
Steven J. Tsimbinos, Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank	2021	325,000	—	360,023	239,986	—	264,500	—	45,447	1,234,956
	2020	324,423	170,000	75,015	200,005	224,995	—	—	40,289	1,034,727
	2019	324,423	65,625	74,970	149,940	224,997	72,625	—	43,658	956,238
(1)

Reflects payments made as discretionary bonuses for each respective year.

(2)

Reflects the value of time-based restricted stock and stock option awards granted to the executive officers based on the grant date fair value of the awards. See note 12 to the Company’s audited consolidated financial statements for the year ended December 31, 2021, filed with the Company’s Form 10-K, for assumptions made in the valuation. See “Grants of Plan-Based Awards” for the amount of time-based and performance-based restricted stock granted and the share prices on the dates of grant.

(3)

Reflects the value of the Target tier of performance-based restricted stock awards granted to the executive officers based on the grant date fair value of the awards. See note 12 to the Company’s audited consolidated financial statements for the year ended December 31, 2021, filed with the Company’s Form 10-K, for assumptions made in this valuation. The value of the 2021 performance-based restricted stock awards at the Superior tier are as follows: Mr. Maher, $719,958; Mr. Lebel, $659,984; Ms. Estep $287,966 and Mr. Tsimbinos, $287,966.

(4)

Reflects payments made for each year under the cash incentive compensation plan.

(5)

Represents above-market or preferential earnings on non tax-qualified deferred compensation.

(6)

All other compensation consisted of the following elements for 2021:

	Christopher D. Maher	Michael J. Fitzpatrick	Joseph J. Lebel III	Michele B. Estep	Steven J. Tsimbinos
Employee Stock Ownership Plan Allocation	$11,270	$11,270	$11,270	$11,270	$11,270
401(k) Plan Contribution (Company match)	10,150	10,150	10,150	7,875	10,150
SERP Allocation	42,144	—	—	—	—
Life Insurance Premiums	3,612	9,334	3,612	1,656	1,656
Company-provided Automobile Benefit	3,622	5,383	5,999	12,000	6,303
Company-paid Club Dues	20,339	—	7,060	—	6,817
Company-Paid Executive Physical	4,500	—	—	—	—
Cash Dividend Payments on Vested Restricted Stock	14,972	6,220	9,301	6,187	9,251
TOTAL	$110,609	$42,357	$47,392	$38,988	$45,447

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     48

Back to Contents

Employment Agreements

The Company has entered into separate employment agreements with Messrs. Maher, Fitzpatrick, Lebel, and Tsimbinos.

The employment agreements have terms expiring on July 31, 2024, but they automatically renew for an additional year each August 1 unless prior written notice of non-renewal is given to the executive after the executive’s performance evaluation. In addition to base salary, the agreements provide for, among other things, participation in cash incentive and stock benefit plans and other fringe benefits applicable to executive personnel. Compensation awarded under the agreements is subject to reduction or “clawback” under certain circumstances.

The agreements provide for termination at any time by the Bank or the Company for cause (as defined in the agreements) or without cause. If the Bank or the Company chooses to terminate the executive’s employment for reasons other than for cause, or in the event of the executive’s qualifying resignation from the Bank (and, if applicable, from the Company), the executive would be entitled to receive:

•

an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year, plus

•

the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the executive’s target cash incentive compensation for the current fiscal year.

In the event of such a termination, the Company would also continue to pay for the executive’s life, health and disability coverage for the remaining term of the employment agreement or 18 months, whichever is less. For this purpose, a “qualifying resignation” means a resignation by the executive following: (1) a change in the executive’s authority, duties or responsibilities that represents a material adverse change from those in effect immediately prior to such change; (2) a material decrease in the executive’s annual salary, target cash compensation (unless target cash compensation was materially decreased for all NEOs listed in the Company’s most recent proxy statement), or elimination or reduction of any material benefit that the Company otherwise provides to its executives of similar rank (unless those changes are implemented for all Company employees who participate in such benefits or programs or are required by law) without the executive’s prior written agreement; (3) relocation of the executive’s principal place of employment to a location that increases the executive’s commute by more than 30 miles one way; or (4) a material breach of the agreement by the Company.

Under the agreements, if a qualifying resignation or involuntary termination (other than for cause) follows a change in control of the Company (as defined in the agreements), the executive would be entitled to a severance payment (the “Change in Control Payment”) equal to the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash incentive compensation for the current fiscal year. The executive would also be entitled to continued health and welfare benefits as described above. If the Bank is adequately capitalized for regulatory purposes at the time of the change in control, each executive’s Change in Control Payment generally will be multiplied by a factor of three. However, the total value of a Change in Control Payment (including any insurance benefits provided) may not exceed three times the sum of (x) the executive’s salary or (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year and the (ii) target cash compensation for the current fiscal year. If the amount of such termination benefits are deemed to be parachute payments as defined in section 280G of the Internal Revenue Code, such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax, but only if such reduced amount is greater than the aggregate amount of the termination benefits unreduced less the amount of the excise tax and any applicable state and federal taxes.

If the executive dies during the time he or she is receiving any of the above severance payments, such payments will be made to the executive’s beneficiaries or estate. Each executive is subject to certain confidentiality provisions, as well as certain non-competition and non-solicitation provisions during the term of the agreement and for one year post termination. The employment agreements provide that disputes will be resolved by arbitration, with the prevailing party awarded attorneys’ fees. The employment agreements also provide that the Company will indemnify the executive to the fullest extent allowable under Delaware law and, if applicable, federal law.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     49

Back to Contents

Change in Control Agreement

The Bank and the Company entered into a change in control agreement (“CIC Agreement”) with Ms. Estep, with a two-year term, currently expiring July 31, 2023. The CIC Agreement provides that the Board of the Company may, annually, extend the CIC Agreement for an additional year unless written notice of non-renewal is given after conducting a performance evaluation of the Executive. The CIC Agreement provides that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the agreement), Ms. Estep would be entitled to a severance payment equal to two times the sum of (x) Ms. Estep’s base salary and (y) the greater of (i) the cash incentive payment paid to her for the prior fiscal year or (ii) her target cash incentive compensation for the current fiscal year. The Company and the Bank would also continue and pay for her life, health and disability coverage for 18 months following termination. However, if the amount of such termination benefits are deemed to be parachute payments as defined in section 280G of the Code, such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax, but only if such reduced amount is greater than the aggregate amount of the termination benefits unreduced less the amount of the excise tax and any applicable state and federal taxes.

Grants of Plan-Based Awards

The following tables set forth information regarding non-equity incentive plan awards and restricted stock awards to the NEOs during the Company’s fiscal year ended December 31, 2021.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
		Threshold ($)	Target ($)	Maximum ($)
Christopher D. Maher	1/01/21	387,500	775,000	1,162,500
Michael J. Fitzpatrick	1/01/21	100,000	200,000	300,000
Joseph J. Lebel III	1/01/21	237,500	475,000	712,500
Michele B. Estep	1/01/21	100,000	200,000	300,000
Steven J. Tsimbinos	1/01/21	100,000	200,000	300,000
(1)

Amounts shown represent the range of potential payouts for fiscal 2021 performance under the 2021 Cash Incentive Compensation Plan. The performance period for the non-equity awards was January 1, 2021 through December 31, 2021. See “Compensation Discussion and Analysis – Elements of Compensation – Cash Incentive Awards” and “Summary Compensation Table” for the actual payouts made in 2021.

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock Awards ($)(3)
		Threshold (#)	Target (#)	Maximum (#)
Christopher D. Maher	2/28/21	22,088	27,612	33,132	27,612	1,200,018
Michael J. Fitzpatrick	2/28/21	—	—	—	8,283	179,990
Joseph J. Lebel III	2/28/21	20,248	25,312	30,372	25,312	1,100,060
Michel B. Estep	2/28/21	8,836	11,044	13,252	16,568	600,009
Steven J. Tsimbinos	2/28/21	8,836	11,044	13,252	16,568	600,009
(1)

Refers to awards of performance-based restricted shares of Company stock under the 2020 Stock Incentive Plan. Awards vest over four years in equal annual installments from the date of grant, subject to attainment of defined annual performance criteria.

(2)

Refers to awards of time-based restricted shares of Company common stock under the 2020 Stock Incentive Plan. Awards vest over four years in equal annual installments from the date of grant, with the exception of Mr. Fitzpatrick, whose award vests over three years.

(3)

Reflects the value of the time-based restricted stock awards and the value of the performance-based restricted stock vesting at the Target level granted to the executive officers based on the grant date fair value of the awards. See note 12 to Company’s audited consolidated financial statements for the year ended December 31, 2021, filed with the Company’s Form 10-K for assumptions made in the valuation.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     50

Back to Contents

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding stock options and stock awards held by the NEOs at December 31, 2021.

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Christopher D. Maher	4,500	—	14.55	6/17/23	—	—	—	—
	12,000	—	17.75	3/19/24	—	—	—	—
	29,722	—	17.37	3/18/25	—	—	—	—
	59,677	—	17.28	3/16/26	—	—	—	—
	58,720	14,680	29.01	3/15/27	—	—	—	—
	15,165	10,110	27.40	1/24/28	—	—	—	—
	43,624	65,436	25.20	2/28/29	—	—	—	—
	33,276	133,104	20.44	2/28/30	—	—	—	—
	—	—	—	—	948	21,046	—	—
	—	—	—	—	6,022	133,688	—	—
	—	—	—	—	3,876	86,047	—	—
	—	—	—	—	6,360	141,192	—	—
	—	—	—	—	27,612	612,987	—	—
	—	—	—	—	—	—	11,904	264,269
	—	—	—	—	—	—	23,484	521,345
	—	—	—	—	—	—	27,612	612,986
Michael J. Fitzpatrick	30,000	—	13.83	2/15/22	—	—	—	—
	22,500	—	14.62	2/15/23	—	—	—	—
	22,500	—	17.75	3/19/24	—	—	—	—
	22,500	—	17.37	3/18/25	—	—	—	—
	22,500	—	17.28	3/16/26	—	—	—	—
	22,500	—	29.01	3/15/27	—	—	—	—
	7,767	—	27.40	1/24/28	—	—	—	—
	33,558	16,779	25.20	2/28/29	—	—	—	—
	25,597	51,194	20.44	2/28/30	—	—	—	—
	—	—	—	—	992	22,022	—	—
	—	—	—	—	2,446	54,301	—	—
	—	—	—	—	8,182	181,640	—	—

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     51

Back to Contents

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Joseph J. Lebel III	11,250	—	14.55	6/17/23	—	—	—	—
	4,875	—	17.75	3/19/24	—	—	—	—
	30,000	—	17.37	3/18/25	—	—	—	—
	37,500	—	17.28	3/16/26	—	—	—	—
	36,000	9,000	29.01	3/15/27	—	—	—	—
	9,291	6,194	27.40	1/24/28	—	—	—	—
	40,268	60,402	25.20	2/28/29	—	—	—	—
	30,177	122,868	20.44	2/28/30	—	—	—	—
	—	—	—	—	581	12,898	—	—
	—	—	—	—	3,690	81,918	—	—
	—	—	—	—	3,570	79,254	—	—
	—	—	—	—	5,872	130,358	—	—
	—	—	—	—	25,312	561,926	—	—
	—	—	—	—	—	—	5,952	132,134
	—	—	—	—	—	—	15,656	347,563
	—	—	—	—	—	—	25,312	561,926
Michele B. Estep	1,771	—	15.34	3/1/22	—	—	—	—
	7,503	—	20.79	3/26/25	—	—	—	—
	7,875	—	22.69	3/1/26	—	—	—	—
	20,134	30,201	25.20	3/1/29	—	—	—	—
	15,358	61,432	20.44	2/28/30	—	—	—	—
	—	—	—	—	1,666	36,985	—	—
	—	—	—	—	5,007	111,155	—	—
	—	—	—	—	1,785	39,627	—	—
	—	—	—	—	2,936	65,179	—	—
	—	—	—	—	16,568	367,810	—	—
	—	—	—	—	—	—	3,570	79,254
	—	—	—	—	—	—	7,828	173,782
	—	—	—	—	—	—	2,761	61,294

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     52

Back to Contents

Name	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Steven J. Tsimbinos	10,125	—	13.83	2/15/22	—	—	—	—
	11,250	—	14.62	2/15/23	—	—	—	—
	13,125	—	17.75	3/19/24	—	—	—	—
	13,125	—	17.37	3/18/25	—	—	—	—
	15,000	—	17.28	3/26/26	—	—	—	—
	30,000	7,500	29.01	3/15/27	—	—	—	—
	7,749	5,166	27.40	1/24/28	—	—	—	—
	20,134	30,201	25.20	2/28/29	—	—	—	—
	15,358	61,432	20.44	2/28/30	—	—	—	—
	—	—	—	—	484	10,745	—	—
	—	—	—	—	3,076	68,287	—	—
	—	—	—	—	1,785	39,627	—	—
	—	—	—	—	2,936	65,179	—	—
	—	—	—	—	16,568	367,810	—	—
	—	—	—	—	—	—	3,570	79,254
	—	—	—	—	—	—	7,828	173,782
	—	—	—	—	—	—	2,761	61,294
(1)

Options vest as to 20% of the shares subject to the grant on or about each anniversary of the grant date, subject to the executive’s continued service on the relevant vesting dates, with the exception of Mr. Fitzpatrick’s last three option awards, which vest at a rate of 33.3% on or about each anniversary of the grant date.

With respect to Mr. Maher’s stock options that have not vested, the options for 14,680 shares vest on March 1, 2022; the options for 10,110 shares vest in equal installments on March 1 of 2022 and 2023; the options for 65,436 shares vest in equal installments on March 1 of 2022, 2023, and 2024; and the options for 133,104 shares vest in equal installments on March 1 of 2022, 2023, 2024, and 2025.

With respect to Mr. Fitzpatrick’s stock options that have not vested, the options for 16,779 shares vest on March 1, 2022, and the options for 51,194 shares vest in equal installments on March 1 of 2022 and 2023.

With respect to Mr. Lebel’s stock options that have not vested, the options for 9,000 shares vest on March 1, 2022; the options for 6,194 shares vest in equal installments on March 1 of 2022 and 2023; the options for 60,402 shares vest in equal installments on March 1 of 2022, 2023, and 2024; and the options for 122,868 shares vest in equal installments on March 1 of 2022, 2023, 2024, and 2025.

With respect to Ms. Estep’s stock options that have not vested, the options for 30,201 shares vest in equal installments on March 1 of 2022, 2023, and 2024 and the options for 61,432 shares vest in equal installments on March 1 of 2022, 2023, 2024, and 2025.

With respect to Mr. Tsimbinos’s stock options that have not vested, the options for 7,500 shares vest on March 1, 2022; the options for 5,166 shares vest in equal installments on March 1 of 2022 and 2023; the options for 30,201 shares vest in equal installments on March 1 of 2022, 2023, and 2024, and the options for 61,432 shares vest in equal installments on March 1 of 2022, 2023, 2024, and 2025.

(2)

The restricted stock vests as to 20% of the shares subject to the award on March 1 of each year following the grant date, subject to the executive’s continued service on the relevant vesting dates, with two exceptions: Mr. Fitzpatrick’s restricted stock awards vest at a rate of 33.3% on March 1 of each year following the grant date, and the last restricted stock awards for Messrs. Maher, Lebel and Tsimbinos and Ms. Estep vest at a rate of 25% on March 1 of each year following the grant date.

With respect to Mr. Maher’s shares that have not vested, the 948 shares vest on March 1, 2022; the 6,022 shares vest in equal installments on March 1 of 2022 and 2023; the 3,876 shares vest in equal installments on March 1 of 2023, 2024, and 2025; and the 6,360 shares and the 27,612 shares vest in equal installments on March 1 of 2022, 2023, 2024, and 2025.

With respect to Mr. Fitzpatrick’s shares that have not vested, the 992 shares vest on March 1, 2022; the 2,446 shares vest in equal installments on March 1 of 2022 and 2023; and the 8,182 shares vest in equal installments of March 1 of 2022, 2023, and 2024.

With respect to Mr. Lebel’s shares that have not vested, the 581 shares vest on March 1, 2022; the 3,690 shares vest in equal installments on March 1 of 2022 and 2023; the 3,570 shares vest in equal installments on March 1 of 2022, 2023, and 2024; and the 5,872 shares and the 25,312 shares vest in equal installments on March 1 of 2022, 2023, 2024, and 2025.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     53

Back to Contents

With respect to Ms. Estep’s shares that have not vested, the 1.666 shares vest in equal installments on March 1 of 2022 and 2023; the 5,007 shares and 1,785 shares vest in equal installments on March 1 of 2022, 2023, and 2024; and the 2,936 shares and the 16,568 shares vest in equal installments on March 1 of 2022, 2023, 2024, and 2025.

With respect to Mr. Tsimbinos’s shares that have not vested, the 484 shares vest on March 1, 2022; the 3,076 shares vest in equal installments on March 1 of 2022 and 2023; the 1,785 shares vest in equal installments on March 1 of 2022, 2023, and 2024; and the 2,936 shares and the 16,568 shares vest in equal installments on March 1 of 2022, 2023, 2024, and 2025.

(3)

Market value computed using the closing price of the Company’s common stock on December 31, 2021 ($22.20).

(4)

Represents the Target tier for performance-based restricted stock awards granted in 2019, 2020, and 2021. For the 2019 awards, each performance-based award vests on March 1, 2022, at 75% of Target level for Threshold performance or up to 125% for Superior performance, depending on the attainment of performance goals for 2021, or is forfeited if the Threshold performance is not met.

For the 2020 award, each performance-based award vests in four equal installments on March 1 of 2022, 2023, 2024, and 2025, at 75% of Target level for Threshold performance or up to 125% of Target level for Superior performance, depending on the attainment of performance goals for the calendar years 2021, 2022, 2023, and 2024, or is forfeited if the Threshold performance is not met.

For the 2021 award, each performance-based award vests in four equal installments on March 1 of 2022, 2023, 2024, and 2025, at 75% of Target level for Threshold performance or up to 125% of Target level for Superior performance, depending on the attainment of performance goals for the calendar years 2021, 2022, 2023, and 2024, or is forfeited if the Threshold performance is not met.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises of options or vesting of restricted shares during the year ended December 31, 2021.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Christopher D. Maher	—	—	7,853	177,478
Michael J. Fitzpatrick	30,000	153,900	3,986	90,084
Joseph J. Lebel III	—	—	5,466	123,532
Michele B. Estep	—	—	3,831	86,581
Steven J. Tsimbinos	4,125	27,514	4,420	99,892
(1) Computed using the closing price of the Company’s common stock on the applicable exercise/vesting date.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     54

Back to Contents

Nonqualified Deferred Compensation

Supplemental Executive Retirement Plans

The Bank maintains a non-qualified SERP to provide Mr. Maher with additional retirement benefits. As part of Mr. Maher’s SERP arrangement, the Bank established in 2014 an account for the benefit of his retirement and commenced the funding of that SERP by an annual Company contribution. Such account will be paid in full upon the termination of his employment due to his retirement after age 65, resignation for Good Reason (as defined in the plan), termination without Cause (as defined in the plan) or his death. If Mr. Maher’s employment terminates for a reason other than those detailed in the preceding sentence, Mr. Maher will be paid the balance of the account, less contributions for the preceding five years and less any earnings on those forfeited contributions. The Bank previously maintained a non-qualified SERP for Mr. Fitzpatrick. The value of this SERP as of December 31, 2021 was $0 and this SERP is no longer maintained.

Nonqualified Deferred Compensation Plan for Executives

This Deferral Plan previously allowed eligible officers selected by the Bank’s Board to defer receipt of up to 100% of base salary and annual bonus pursuant to the terms of the Plan. The Plan currently maintains balances from prior deferrals but is currently not accepting new contributions. Participating executives’ prior deferrals were credited to a bookkeeping account and are increased on the last day of each month by interest earned at the rate equal to the New York Life Anchor Stable Fund Rate for the 401(k) Plan plus 250 basis points. The following table sets forth certain information regarding nonqualified deferred compensation benefits to NEOs of the Company during the Company’s fiscal year ended December 31, 2021:

Name	Plan Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)		Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE(1) ($)
Christopher D. Maher	SERP	—	42,144	(2)	14,138	—	325,552
	Deferral Plan	—	—		—	—	—
(1)

Amounts listed as earnings and included in the aggregate balance at last fiscal end have not been reported in our Summary Compensation Tables because the earnings are not considered “above market”.

(2)

Represents annual SERP contribution. The contributions are credited to a bookkeeping account and reflected as a liability on the Company’s financial statements. Contributions and related earnings are taxed to the participant in the year they are distributed.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     55

Back to Contents

Potential Payments upon Termination or Change in Control

The following describes the provisions of contracts, agreements or plans (other than plans available generally to salaried employees that do not discriminate in favor of executive officers) that provide for payments to executive officers at, following, or in connection with termination of employment or a change in control of the Company.

Employment Agreements — Involuntary or Constructive Termination

The employment agreements of Messrs. Maher, Fitzpatrick, Lebel, and Tsimbinos provide for certain severance payments in the event employment is terminated by the Company or the Bank without cause or upon the Executive’s qualifying voluntary resignation (as such terms are defined in the agreements). The severance payment provided under the employment agreements would be equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement and (y) the executive’s base salary for one year, plus the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year. In the event of such a qualifying termination, the Company would also continue to pay for the Executive’s life, health and disability coverage for the remaining term of the employment agreement or 18 months, whichever is less.

Employment and Change in Control Agreements — Involuntary or Constructive Termination Following Change in Control

The employment agreements of Messrs. Maher, Fitzpatrick, Lebel, and Tsimbinos, and the CIC Agreement for Ms. Estep, provide for certain payments if the officer’s employment is terminated by the Company or the Bank following a “change in control” due to (i) the executive’s dismissal, other than for cause, or (ii) the executive’s qualifying voluntary resignation, each as defined under the agreements. Under the employment agreements for Messrs. Maher, Fitzpatrick, Lebel and Tsimbinos, such payment would be equal to the sum of (x) Executive’s base salary or (y) the greater of (i) the cash incentive payment paid to the Executive for the prior fiscal year and (ii) the target cash incentive compensation for the current fiscal year (such sum the “CIC Payment Amount”). If the Bank is adequately capitalized for regulatory purposes at the time of the change in control, each executive’s CIC Payment Amount will be multiplied by a factor of three, provided, however, that the total value of the CIC Payment Amount (including any insurance benefits provided) shall not exceed three times the sum of (x) the Executive’s salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or the (ii) target cash incentive compensation for the current fiscal year. Under Ms. Estep’s CIC Agreement, in such event, she would be entitled to a payment equal to two times the CIC Payment Amount. Each executive would also be entitled to continued health and welfare benefits as described above, including a similar benefit for Ms. Estep. If the amount of such termination benefits is deemed to be parachute payments as defined in section 280G of the Internal Revenue Code of 1986, as amended, such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax, but only if such reduced amount is greater than the aggregate amount of the termination benefits unreduced less the amount of the excise tax and any applicable state and federal taxes. To the extent such payments constituted an excess parachute payment resulting in the imposition of an excise tax on the recipient, the excess amount would not be deductible by the Company.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     56

Back to Contents

Summary of Potential Payments Upon Termination or Change in Control

The following tables summarize potential payments to each executive officer listed on the Summary Compensation Table assuming a triggering termination of employment occurred on December 31, 2021. The tables do not reflect benefits under plans that do not discriminate in favor of executive officers and are available generally to all salaried employees.

Christopher D. Maher

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control	(1)	Death/ Disability		Retirement	Voluntary Resignation
Cash Compensation	$2,454,167	(2)	$—		$4,535,756	(3)	$—		$—	$—
Value of Continued Health and Welfare Benefits	55,364	(4)	—		55,364	(4)	—		—	—
Acceleration of Stock and Option Awards(5)	—		21,046	(6)	3,125,560	(6)	3,146,606	(6)	—	—
SERP Contribution	325,552	(7)	367,782	(7)	—		325,552	(7)	—	60,081	(8)
TOTAL	$2,835,083		$388,828		$7,716,680		$3,472,158		$—	$60,081
(1)

Mr. Maher would also receive benefits set forth under “Change in Control,” which are paid without regard to whether he has an involuntary or constructive termination. The benefits available on an involuntary or constructive termination in connection with or immediately following a change in control can be determined by combining the amounts in this column with the amounts in the Change in Control column.

(2)

Represents an amount equal to the greater of (x) the remaining base salary payments Mr. Maher would have earned until the expiration of the term of his employment agreement and (y) his base salary for one year, plus the greater of (i) the cash incentive payment paid to Mr. Maher for the prior fiscal year or (ii) his target cash compensation for the current fiscal year.

(3)

Represents an amount equal to three times the sum of (x) Mr. Maher’s base salary and (y) the greater of (i) the cash incentive payment paid to Mr. Maher for the prior fiscal year or (ii) his target cash compensation for the current fiscal year. However, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code, and would therefore subject Mr. Maher to an excise tax under section 4999 of the Internal Revenue Code, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits Mr. Maher would receive after all taxes.

(4)

Approximate lump sum value of continued life, medical, dental, and disability coverage for remaining term of Mr. Maher’s employment agreement, or 18 months if less.

(5)

The amounts reported for restricted stock represent the value of unvested awards (time-based and/or performance based (at target performance)) as of December 31, 2021 multiplied by the last reported closing price of Company Stock as reported on December 31, 2021 of $22.20. The amounts reported for stock options assumes that all outstanding options are cancelled as of December 31, 2021 and represents the spread between the per share exercise price and the closing price of a share as of December 31, 2021 of $22.20. See the Outstanding Equity Awards at Year-End table for the applicable exercise prices.

(6)

Represents the value of accelerated vesting of: (i) 948 shares of restricted Company stock and stock options covering 14,680 shares of Company stock upon a change in control; (ii) 130,238 shares of restricted Company stock and stock options covering 208,650 shares of Company stock upon an involuntary or constructive termination following a change in control; and (iii) 131,186 shares of restricted Company stock and stock options covering 223,330 shares of Company stock upon death or disability. For purposes of accelerated vesting upon a termination due to “disability”, executive must be determined to be permanently and totally inable by reason of mental or physical infirmity, or both, to perform the work customarily assigned to him and it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of the executive’s lifetime.

(7)

Mr. Maher’s SERP account balance was $325,552 as of December 31, 2021. In the event of his involuntary termination, constructive separation, or death on that date, Mr. Maher (or his beneficiary in the event of his death) would be entitled to receive his account balance. In the event of a change in control of the Company on that date, Mr. Maher would be entitled to receive the sum of: (i) his account balance; and (ii) the present value of the scheduled contributions for the three years beginning after that date, discounted at the rate of 4%. There is no payment on termination due to disability.

(8)

Mr. Maher's SERP account balance was $325,551.82 as of December 31, 2021. Since Mr. Maher is under age 65 as of that date, in the event of his voluntary termination without good reason on that date, Mr. Maher would be entitled to receive his account balance minus the annual credits (and assumed interest on such credits) for the five plan years preceding such date.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     57

Back to Contents

Michael J. Fitzpatrick

Payments and Benefits	Involuntary or Constructive Termination		Change in Control	Involuntary or Constructive Termination following a Change in Control		Death/ Disability		Retirement		Voluntary Resignation
Cash Compensation	$904,167	(1)	$—	$1,595,563	(2)	$—		$—		$—
Value of Continued Health and Welfare Benefits	54,437	(3)	—	54,437	(3)	—		—		—
Acceleration of Stock and Option Awards(4)	—		—	350,308	(5)	350,308	(5)	260,206	(6)	—
TOTAL	$958,604		$—	$2,000,308		$350,308		$260,206		$—
(1)

Represents an amount equal to the greater of (x) the remaining base salary payments Mr. Fitzpatrick would have earned until the expiration of the term of his employment agreement or (y) his base salary for one year, plus the greater of (i) the cash incentive payment paid to Mr. Fitzpatrick for the prior fiscal year or (ii) his target cash compensation for the current fiscal year.

(2)

Represents an amount equal to three times the sum of (x) Mr. Fitzpatrick’s base salary and (y) the greater of (i) the cash incentive payment paid to Mr. Fitzpatrick for the prior fiscal year or (ii) his target cash compensation for the current fiscal year. However, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code, and would therefore subject Mr. Fitzpatrick to an excise tax under section 4999 of the Internal Revenue Code, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits Mr. Fitzpatrick would receive after all taxes.

(3)

Approximate lump sum value of continued life, medical, dental, and disability coverage for remaining term of Mr. Fitzpatrick’s employment agreement, or 18 months if less.

(4)

The amounts reported for restricted stock represent the value of unvested awards (time-based and/or performance based (at target performance)) as of December 31, 2021 multiplied by the last reported closing price of Company Stock as reported on December 31, 2021 of $22.20. The amounts reported for stock options assumes that all outstanding options are cancelled as of December 31, 2021 and represents the spread between the per share exercise price and the closing price of a share as of December 31, 2021 of $22.20. See the Outstanding Equity Awards at Year-End table for the applicable exercise prices.

(5)

Represents the value of accelerated vesting of: (i) 11,721 shares of restricted Company stock and stock options covering 67,973 shares of Company stock upon a change in control; and (ii) 11,271 shares of restricted Company stock and stock options covering 67,973 shares of Company stock upon death or disability. For purposes of accelerated vesting upon a termination due to “disability”, executive must be determined to be permanently and totally inable by reason of mental or physical infirmity, or both, to perform the work customarily assigned to him and it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of the executive’s lifetime.

(6)

Represents the value of accelerated vesting of 11,721 shares of restricted Company stock. Executive is eligible to retire upon attainment of age 65 and 10 years of service and receive accelerated vesting of restricted stock provided such vesting would only occur if the executive will not continue to serve as a consultant to or on the Board of Directors of the Holding Company or one or more of its Affiliates.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     58

Back to Contents

Joseph J. Lebel III

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control	(1)	Death/ Disability		Retirement		Voluntary Resignation
Cash Compensation	$1,368,670	(2)	$—		$2,973,018	(3)	$—		$—		$—
Value of Continued Health and Welfare Benefits	41,406	(4)	—		41,406	(4)	—		—		—
Acceleration of Stock and Option Awards(5)	—		12,898	(6)	2,497,200	(6)	2,510,098	(6)	2,280,952	(7)	—
TOTAL	$1,410,076		$12,898		$5,511,624		$2,510,098		$2,280,952		$—
(1)

Mr. Lebel would also receive benefits set forth under “Change in Control,” which are paid without regard to whether he has an involuntary or constructive termination. The benefits available on an involuntary or constructive termination in connection with or immediately following a change in control can be determined by combining the amounts in this column with the amounts in the Change in Control column.

(2)

Represents an amount equal to the greater of (x) the remaining base salary payments Mr. Lebel would have earned until the expiration of the term of his employment agreement or (y) his base salary for one year, plus the greater of (i) the cash incentive payment paid to Mr. Lebel for the prior fiscal year or (ii) his target cash compensation for the current fiscal year.

(3)

Represents an amount equal to three times the sum of (x) Mr. Lebel’s base salary and (y) the greater of (i) the cash incentive payment paid to Mr. Lebel for the prior fiscal year or (ii) his target cash compensation for the current fiscal year. However, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code, and would therefore subject Mr. Lebel to an excise tax under section 4999 of the Internal Revenue Code, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits Mr. Lebel would receive after all taxes.

(4)

Approximate lump sum value of continued life, medical, dental, and disability coverage for remaining term of Mr. Lebel’s employment agreement, or 18 months if less.

(5)

The amounts reported for restricted stock represent the value of unvested awards (time-based and/or performance based (at target performance)) as of December 31, 2021 multiplied by the last reported closing price of Company Stock as reported on December 31, 2021 of $22.20. The amounts reported for stock options assumes that all outstanding options are cancelled as of December 31, 2021 and represents the spread between the per share exercise price and the closing price of a share as of December 31, 2021 of $22.20. See the Outstanding Equity Awards at Year-End table for the applicable exercise prices.

(6)

Represents the value of accelerated vesting of: (i) 581 shares of restricted Company stock and stock options covering 9,000 shares of Company stock upon a change in control; (ii) 102,745 shares of restricted Company stock and stock options covering 198,464 shares of Company stock upon an involuntary or constructive termination following a change in control; and (iii) 103,326 shares of restricted Company stock and stock options covering 198,464 shares of Company stock upon death or disability. For purposes of accelerated vesting upon a termination due to “disability”, executive must be determined to be permanently and totally inable by reason of mental or physical infirmity, or both, to perform the work customarily assigned to him and it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of the executive’s lifetime.

(7)

Represents the value of accelerated vesting of 103,326 shares of restricted Company stock. Executive is eligible to retire upon attainment of age 65 and 10 years of service and receive accelerated vesting of restricted stock provided such vesting would only occur if the executive will not continue to serve as a consultant to or on the Board of Directors of the Holding Company or one or more of its Affiliates.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     59

Back to Contents

Michele B. Estep

Payments and Benefits	Involuntary or Constructive Termination	Change in Control	Involuntary or Constructive Termination following a Change in Control		Death/ Disability		Retirement	Voluntary Resignation
Cash Compensation	$—	$—	$1,001,326	(1)	$—		$—	$—
Value of Continued Health and Welfare Benefits	—	—	48,674	(2)	—		—	—
Acceleration of Stock and Option Awards(3)	—	—	1,078,993	(4)	1,078,993	(4)	—	—
TOTAL	$—	$—	$2,128,993		$1,078,993		$—	$—
(1)

Represents an amount equal to two times the sum of (x) Ms. Estep’s base salary and (y) the greater of (i) the cash incentive payment paid to Ms. Estep for the prior fiscal year or (ii) her target cash compensation for the current fiscal year. However, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code, and would therefore subject Ms. Estep to an excise tax under section 4999 of the Internal Revenue Code, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits Ms. Estep would receive after all taxes.

(2)

Approximate lump sum value of continued life, medical, dental, and disability coverage for remaining term of Ms. Estep’s employment agreement, or 18 months if less.

(3)

The amounts reported for restricted stock represent the value of unvested awards (time-based and/or performance based (at target performance)) as of December 31, 2021 multiplied by the last reported closing price of Company Stock as reported on December 31, 2021 of $22.20. The amounts reported for stock options assumes that all outstanding options are cancelled as of December 31, 2021 and represents the spread between the per share exercise price and the closing price of a share as of December 31, 2021 of $22.20. See the Outstanding Equity Awards at Year-End table for the applicable exercise prices.

(4)

Represents the value of accelerated vesting of: (i) 43,733 shares of restricted Company stock and stock options covering 91,663 shares of Company stock upon an involuntary or constructive termination following a change in control; and (ii) 43,733 shares of restricted Company stock and stock options covering 91,633 shares of Company stock upon death or disability. For purposes of accelerated vesting upon a termination due to “disability”, executive must be determined to be permanently and totally inable by reason of mental or physical infirmity, or both, to perform the work customarily assigned to him and it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of the executive’s lifetime.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     60

Back to Contents

Steven J. Tsimbinos

Payments and Benefits	Involuntary or Constructive Termination		Change in Control		Involuntary or Constructive Termination following a Change in Control	(1)	Death/ Disability		Retirement	Voluntary Resignation
Cash Compensation	$839,583	(2)	$—		$1,244,069	(3)	$—		$—	$—
Value of Continued Health and Welfare Benefits	55,131	(4)	—		55,131	(4)	—		—	—
Acceleration of Stock and Option Awards(5)	—		10,745	(6)	1,384,598	(6)	1,395,343	(6)	—	—
TOTAL	$894,714		$10,745		$2,683,798		$1,395,343		$—	$—
(1)

Mr. Tsimbinos would also receive benefits set forth under “Change in Control,” which are paid without regard to whether he has an involuntary or constructive termination. The benefits available on an involuntary or constructive termination in connection with or immediately following a change in control can be determined by combining the amounts in this column with the amounts in the Change in Control column.

(2)

Represents an amount equal to the greater of (x) the remaining base salary payments Mr. Tsimbinos would have earned until the expiration of the term of his employment agreement or (y) his base salary for one year, plus the greater of (i) the cash incentive payment paid to Mr. Tsimbinos for the prior fiscal year or (ii) his target cash compensation for the current fiscal year.

(3)

Represents an amount equal to three times the sum of (x) Mr. Tsimbinos’ base salary and (y) the greater of (i) the cash incentive payment paid to Mr. Tsimbinos for the prior fiscal year or (ii) his target cash compensation for the current fiscal year. However, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code, and would therefore subject Mr. Tsimbinos to an excise tax under section 4999 of the Internal Revenue Code, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits Mr. Tsimbinos would receive after all taxes.

(4)

Approximate lump sum value of continued life, medical, dental, and disability coverage for remaining term of Mr. Tsimbinos’ employment agreement, or 18 months if less.

(5)

The amounts reported for restricted stock represent the value of unvested awards (time-based and/or performance based (at target performance)) as of December 31, 2021 multiplied by the last reported closing price of Company Stock as reported on December 31, 2021 of $22.20. The amounts reported for stock options assumes that all outstanding options are cancelled as of December 31, 2021 and represents the spread between the per share exercise price and the closing price of a share as of December 31, 2021 of $22.20. See the Outstanding Equity Awards at Year-End table for the applicable exercise prices.

(6)

Represents the value of accelerated vesting of: (i) 484 shares of restricted Company stock and stock options covering 7,500 shares of Company stock upon a change in control; (ii) 57,499 shares of restricted Company stock and stock options covering shares 96,799 of Company stock upon an involuntary or constructive termination following a change in control; and (iii) 57,983 shares of restricted Company stock and stock options covering 104,299 shares of Company stock upon death or disability. For purposes of accelerated vesting upon a termination due to “disability”, executive must be determined to be permanently and totally inable by reason of mental or physical infirmity, or both, to perform the work customarily assigned to him and it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of the executive’s lifetime.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     61

Back to Contents

CEO Pay Ratio

Christopher D. Maher, the Company’s CEO, had fiscal 2021 total compensation of $3,161,351 as reflected in the 2021 Summary Compensation Table included in this proxy statement. We estimate that the median annual compensation for all OceanFirst Bank employees, excluding our CEO, was $68,440 for 2021. As a result, Mr. Maher’s 2021 annual compensation was approximately 46 times that of the median annual compensation for all employees.

In order to estimate our CEO pay ratio, we used our employee population as of December 31, 2021. We calculated median employee compensation by aggregating the total of base salary, overtime, annual bonus, and annualized benefit costs for each employee. For employees hired during the year, compensation was annualized to reflect a full year of wages. Employees’ benefit costs were annualized based upon their enrollment status as of December 31, 2021. We did not include independent contractors in our determination.

Once the median employee compensation value was identified, that individual’s total annual compensation was calculated using the same methodology we used to calculate Total Annual Compensation for our named executive officers as set forth in the 2021 Summary Compensation Table contained in this proxy statement. The CEO pay ratio was then calculated by dividing the CEO’s total annual compensation by the median employee’s total annual compensation.

The Securities and Exchange Commission rules requiring pay ratio disclosure allow companies a significant amount of flexibility in identifying the median employee, and do not mandate that each public company use the same method. In addition, our compensation philosophy supports fair pay based on a person’s role in the Company, which requires a subjective determination of the market value of each person’s job and performance in that position, we would not expect that the ratio of the annual total compensation of our CEO to our median employee can be compared to the CEO pay ratio determined by other companies in any meaningful way.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     62

Back to Contents

Director Compensation

Cash and Stock Retainers for Non-Employee Directors

The following table sets forth the applicable retainers effective for 2021. Retainers are paid annually to non-employee directors for their service on the Board of Directors of the Bank and the Board of Directors of the Company. If a director is not in compliance with the stock ownership levels required under the Guidelines for Directors, the Company and Bank retainers are paid in the form of Company stock rather than cash.

	Annual Bank Retainer	Annual Company Retainer	Company Equity Grant(1)
Regular director	$45,000	$50,000	$50,000
Additional retainer for committee chairs(2)	$7,500	$7,500	N/A
Additional retainer for Lead Director	$12,500	$12,500	N/A
(1)

Paid in the form of restricted stock that vests in equal installments over a three-year period, beginning one year after the grant date.

(2)

If the committee is a joint committee of the Bank and the Company, the chairperson retainer would be $15,000 in total.

Separation and Consulting Agreements—Directors Moss and Murphy

As part of the agreement to acquire Two River Bancorp, Mr. Moss, the Company, and the Bank entered a separation and consulting agreement. Under that agreement, Mr. Moss provided services and advice to the Bank, including advice regarding retaining key customers and employees, for 21 months beginning January 1, 2020, in exchange for consulting payments of $7,700 per month. In addition, the consulting agreement provided Mr. Moss with reimbursement for certain expenses and the continued use of office space during the consulting period.

As part of the agreement to acquire Country Bank Holding Company, Mr. Murphy, the Company, and the Bank entered into a separation and consulting agreement. Under that agreement, Mr. Murphy provided services and advice to the Bank, including advice regarding the integration of Country Bank, for 24 months beginning January 1, 2020, in exchange for consulting payments of $6,250 per month. In addition, the consulting agreement entitled Mr. Murphy to reimbursement of up to $1,000 per month for an automobile and associated expenses, the continued use of office space, and health insurance benefits during the consulting period.

Each of these agreements has expired.

Deferred Compensation Plan for Directors

The Bank maintains balances for prior year deferrals in a deferred compensation plan for the benefit of non-employee directors. The Company stopped accepting new contributions into this plan in 2004. The plan is a non-qualified arrangement that previously offered directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating director. The benefits equal the director’s account balance (deferrals and interest) annuitized over a period of time mutually agreed upon by the Bank and the director, and then re-annuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the director. Currently, the plan credits interest on deferrals at a rate equal to the sum of (i) the “Stable Fund” investment option in the Bank’s qualified 401(k) Plan plus (ii) 250 basis points. Early distribution of benefits may occur under certain circumstances, such as a change in control, financial hardship, termination for cause, disability, or termination of the plan by authorization of the Board of Directors.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     63

Back to Contents

The following table sets forth information regarding compensation earned by or paid to the directors during the Company’s fiscal year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Angelo Catania	102,500	50,000	—	—	2,765	155,265
Anthony R. Coscia	95,000	50,000	—	—	1,094	146,094
Michael D. Devlin	102,500	50,000	—	—	1,665	154,165
Jack M. Farris	110,000	50,000	—	—	2,432	162,432
Kimberly M. Guadagno	102,500	50,000	—	—	656	153,156
Nicos Katsoulis	106,250	50,000	—	—	656	156,906
John K. Lloyd	95,000	50,000	—	—	1,094	146,094
William Moss(6)	95,000	50,000	—	—	332	145,332
Joseph M. Murphy, Jr.	102,500	50,000	—	—	332	152,832
Steven M. Scopellite	110,000	50,000	—	—	555	160,555
Grace C. Torres	110,000	50,000	—	—	1,094	161,094
Patricia Turner	95,000	50,000	—	—	—	145,000
John E. Walsh	135,000	50,000	—	3,747	2,765	191,512
(1)

Aggregate dollar amount of all fees earned or paid in cash for services as a Director, including annual retainer fees, committee and/or chairmanship fees.

(2)

For awards of stock, the amounts presented above reflect the full grant date fair value. Each Director received an award of 2,301 shares of restricted stock in 2021. The grant date fair value of these stock awards is expensed over a three-year vesting period. Each of the Directors had the following number of shares of restricted stock unvested at the end of 2021: Mr. Catania, 5,616 Mr. Coscia, 5,409; Mr. Devlin, 5,616; Mr. Farris, 4,356; Ms. Guadagno, 4,971; Mr. Katsoulis, 4,971; Mr. Lloyd, 5,409; Mr. Moss, 0 shares as a result of accelerated vesting of his 4,257 shares due to his retirement; Mr. Murphy, 4,257; Mr. Scopellite, 3,000; Ms. Torres, 5,409, Dr. Turner, 2,301; and Mr. Walsh, 5,616.

(3)

Each of the Directors had vested and unvested options to purchase the following number of shares of Company common stock outstanding at the end of 2021: Mr. Catania, 7,000; Mr. Farris, 17,065; Mr. Katsoulis, 11,811; Mr. Scopellite, 17,065; and Mr. Walsh, 7,000. Directors Coscia, Devlin, Guadagno, Lloyd, Moss, Murphy, Torres, and Turner had no such options as of December 31, 2021.

(4)

Reflects above-market or preferential earnings on non-tax-qualified deferred compensation.

(5)

Reflects cash dividend payments on vested restricted stock and payout of acquired deferred compensation plan.

(6)

Mr. Moss retired from the Board effective December 31, 2021.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     64

Back to Contents

Stock Ownership Guidelines

The Board maintains Stock Ownership Guidelines for non-employee directors similar to those for the NEOs. The Guidelines provide that each non-employee director must own shares of the Company’s common stock with a market value of at least three times the amount of the annual retainer received from the Company. Newly elected directors must meet the Guidelines within three years of first joining the Board. The following shares count towards meeting the ownership requirements: (1) shares beneficially owned by the director and by immediate family members sharing the same household; (2) vested and unvested restricted stock awards; (3) shares acquired upon the exercise of stock options; and (4) shares held in trust where the director or an immediate family member is the beneficiary. Until the ownership requirements are met, all retainers will be paid in Company stock, and a director must retain the net shares delivered upon the vesting of restricted share awards or the exercise of stock options. Directors are expected to comply with the Ownership Guidelines for the duration of their service on the Board.

All of the Company’s directors were in compliance with the Stock Ownership Guidelines for 2021.

Hedging/Pledging Policy

As described in the Compensation Discussion and Analysis, the Company’s anti-hedging/pledging policy also applies to the Board of Directors. See “Compensation Discussion and Analysis– Hedging Pledging Policy.”

Compensation Committee Report

The following is the report of the Compensation Committee with respect to the Company’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2021.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and the Company’s proxy statement for the Annual Meeting of Stockholders to be held on May 25, 2022.

The Human Resources/Compensation Committee

Jack M. Farris, Chair
Kimberly M. Guadagno
John K. Lloyd
Grace C. Torres

Compensation Committee Interlocks and Insider Participation

No person serving as a member of the Compensation Committee, during the past fiscal year, is or was a current or former officer or employee of the Company or the Bank or engaged in certain transactions with the Company or the Bank that are required to be disclosed by Commission regulations. See “Transactions with Management—Other Transactions.” Additionally, there are no compensation committee “interlocks,” which generally means that no executive officer of the Company or the Bank served as a director or member of the compensation committee of another entity, one of whose executive officers serves as a Director or member of the Compensation Committee.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     65

Back to Contents

Proposal 2
Advisory Vote on Executive Compensation

The Company’s executive compensation program is intended to attract, motivate, reward and retain the senior management talent required to achieve its corporate objectives and increase stockholder value. The Company believes that its compensation policies and procedures are competitive, are focused on pay-for-performance principles and are strongly aligned with the long-term interests of its stockholders. The Company also believes that the Company and its stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say on Pay” proposal, gives each stockholder the opportunity to endorse or not endorse the compensation for the NEOs by voting to approve or not approve such compensation as described in this proxy statement.

The Company’s stockholders are being asked to approve, on a non-binding basis, the compensation of the Company’s NEOs as described in this proxy statement, namely, under “Compensation Discussion and Analysis” and the tabular and narrative disclosure.

The Board of Directors urges stockholders to endorse the compensation program for the Company’s named executive officers by voting FOR Proposal 2. As discussed in the Compensation Discussion and Analysis, the Compensation Committee believes that the compensation of the NEOs described herein is reasonable and appropriate and is justified by the performance of the Company.

In deciding how to vote on this proposal, the Board urges you to consider the following factors, which are more fully discussed in the “Compensation Discussion and Analysis” (which stockholders are encouraged to read):

•

The Compensation Committee has designed compensation packages for the Company’s senior executives to be competitive with the compensation offered by those peers with whom it competes for management talent.

•

The Company’s compensation practices have not and do not include the abusive and short-term practices that have been prevalent at some large financial institutions. The Company’s compensation program does not encourage excessive and unnecessary risks that would threaten the value of the Company.

•

The Company’s compensation program is the result of a carefully reasoned, balanced approach, that considers the short-term and long-term interests of stockholders and safe and sound banking practices.

Please note that your vote is advisory and will not be binding upon the Board and may not be construed as overruling a decision by the Board or creating or implying any additional fiduciary duty by the Board. The Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Required Vote

To be approved, Proposal 2 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2, APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     66

Back to Contents

Proposal 3
Ratification of Appointment of the Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm Rotation

As specified in its Charter, the Audit Committee is responsible for the selection, appointment and oversight of the Company’s independent registered public accounting firm and approval of all services performed by the independent registered public accounting firm and associated third-party consultants.

In 2021, the Audit Committee commenced an auditor review process to select the Company’s independent registered public accounting firm for the year ending December 31, 2022. The Audit Committee invited several audit firms to participate in this process, including the Company’s current independent accounting firm, KPMG LLP (“KPMG”). This process included a variety of meetings with management and Audit Committee members as part of the evaluation of each firm’s expertise, independence, technological proficiencies, and overall capabilities.

Following review of the proposals received during the appraisal process, in October 2021 the Company selected Deloitte & Touche LLP (“Deloitte”) as the Company’s independent public accounting firm for the year ending December 31, 2022, subject to the ratification of such appointment by the stockholders. The Company announced the appointment of Deloitte in a Form 8-K filed with the Commission dated October 28, 2021. If the stockholders do not ratify the appointment of Deloitte as the Company’s independent registered public accounting firm, the Audit Committee may, but is not required to, consider other independent registered public accounting firms.

Representatives of Deloitte will be available at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders at the Annual Meeting.

KPMG continued as the Company’s independent public accounting firm for the year ending December 31, 2021. On February 25, 2022, KPMG completed its audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2021, and KPMG was dismissed as the Company’s independent registered accounting firm as of that date.

During the fiscal years ended December 31, 2021 and 2020 and the subsequent interim period through February 25, 2022, there were no (1) disagreements with KPMG on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfactions, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K.

The audit reports of KPMG on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2021 and 2022 did not contain an adverse opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of the Company’s change to the method of accounting for the recognition and measurement of credit losses as of January 1, 2020 due to the adoption of ASC 326, Financial Instruments—Credit Losses.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     67

Back to Contents

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2021 and December 31, 2020 by KPMG LLP:

	2021	2020
Audit fees	$1,800,000	$2,065,000
Audit-related fees(1)	110,000	372,000
Tax Services(2)	149,430	151,570
	$2,059,430	$2,588,570
(1)

Audit-related fees are excluded from “Audit Fees” because the services were not required for reporting on the Company’s consolidated financial statements. Such fees are principally related to capital market transactions, acquisition-related services, and audit procedures related to the U.S. Department of Housing and Urban Development (HUD) reporting requirements.

(2)

Consists of tax filing and tax-related compliance and other advisory services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In accordance with its Charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation. The Audit Committee believes that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

During the years ended December 31, 2021 and 2020, 100% of the audit-related fees, tax-related fees and other fees set forth above were approved by the Audit Committee.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     68

Back to Contents

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Director of Internal Audit reports directly to the Audit Committee. The Director of Internal Audit submitted and implemented an internal audit plan for 2021.

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and issuing an opinion on the conformity of these financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

The Audit Committee reviewed and discussed the annual financial statements with management and the Company’s independent registered public accounting firm. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the independent registered public accounting firm regarding their independence as required under applicable standards for independent registered public accounting firms of public companies, the Public Company Accounting Oversight Board, and the Commission. The Audit Committee discussed with the independent registered public accounting firm the contents of such materials, their independence and additional matters required by the Public Company Accounting Oversight Board, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In concluding that the independent registered public accounting firm was independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

The Audit Committee
Grace C. Torres, Chair
Angelo J. Catania
Michael D. Devlin
John E. Walsh

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     69

Back to Contents

Required Vote

To be approved, Proposal 3 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3, THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     70

Back to Contents

Transactions with Management

Loans and Extensions of Credit

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by a bank to its executive officers and directors as long as they are made in compliance with federal banking regulations. The Bank’s policies require that all transactions between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock, and affiliates thereof, contain terms no less favorable to the Bank than could have been obtained by it in arm’s length negotiations with unaffiliated persons and must be approved in advance by a majority of the entire Board of Directors of the Bank, with any person having any interest in the transaction abstaining. All loans made by the Bank to its executive officers and directors were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Notwithstanding the above, the Bank offers to executive officers certain loans on terms not available to the public but available to all other full-time employees, as permitted under federal banking regulations. The Bank has a policy of providing mortgage, home equity and auto loans to officers and employees who have completed one year of service, at a rate that is 1% below the Bank’s prevailing rate for the specific type of loan. The following chart reflects loans outstanding to executive officers and immediate family members sharing the same household as the executive officer, which were made at the discounted interest rate and which exceed $120,000 in the period presented. The information is presented as of December 31, 2021:

OCEANFIRST BANK CREDIT EXTENSIONS TO INSIDERS AS OF DECEMBER 31, 2021

Name	Position	Loan Type	Largest Amount of Principal Outstanding In 2021	Principal Outstanding As of December 31, 2021	Principal Paid In 2021	Interest Paid In 2021	Current Rate
Joseph J. Lebel III	Executive Vice President, Chief Operating Officer of the Bank	First Mortgage	$286,937	$253,884	$33,053	$6,124	2.25%
Angela Ho	Senior Vice President, Chief Accounting Officer	First Mortgage	$417,998	$404,159	$13,839	$10,828	2.625%

Other Transactions

The Board of Directors has placed a moratorium on any other transactions between the Company and Bank and any director, their family members or affiliated entities. Other than routine banking transactions in the ordinary course of business, no such transactions took place in 2021.

Transactions between the Company or the Bank and any director, their family members, or affiliated entities are governed by the Company’s and Bank’s Code of Ethics and Standards of Personal Conduct, which requires review and approval of said transactions by the Board and sets forth the requirements to be considered by the Board.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     71

Back to Contents

Additional Information

This proxy statement is being furnished to stockholders of the Company and the Bank in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held virtually on Wednesday, May 25, 2022, at 9:00 a.m., Eastern Time, and at any adjournment or postponement of the Annual Meeting. The Annual Report of Stockholders, including the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2021 accompanies this proxy statement. This proxy statement is first being mailed to record holders on or about April 26, 2022.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     72

Back to Contents

Voting and Proxy Procedure

Who Can Vote at the Annual Meeting

You are entitled to vote your shares of the Company’s common stock only if the records of the Company show that you held your shares as of the close of business on April 6, 2022. As of the close of business on that date, 59,041,211 shares of the Company’s common stock were outstanding and entitled to vote. Each share of common stock has one vote. As provided in the Fourth Article of the Company’s Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock are not entitled to any vote in respect of the shares held in excess of this limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the limit supply information to the Company to enable the Board of Directors to implement and apply the limit.

Attending the Annual Meeting

The 2022 Annual Meeting of Stockholders will be held virtually. To attend the meeting, please follow the instructions on your proxy card. You may also go to the Investor Relations area of www.oceanfirst.com for additional information for accessing the meeting live or via replay. As always, we encourage you to vote your shares prior to the Annual Meeting.

Questions at the Annual Meeting

Our virtual Annual Meeting will allow stockholders to submit questions during the Annual Meeting to be addressed during a designated question and answer period at the Annual Meeting. We will answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Quorum and Vote Required

The Annual Meeting will be held only if there is a quorum. A majority of the outstanding common shares entitled to vote and represented at the Annual Meeting constitutes a quorum. If you return valid proxy instructions or attend the meeting virtually, your shares will be counted for determining whether there is a quorum, even if you abstain from voting.

Broker non-votes also will be counted for determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not receive voting instructions from the beneficial owner and casts an “uninstructed” vote.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     73

Back to Contents

Proposal	Voting Choices and Board Recommendation	Voting Standard
Proposal 1 – Election of Directors	• vote in favor of all nominees, • withhold votes as to all nominees, or • withhold votes as to a specific nominee. The Board of Directors recommends the votes “FOR” each of the nominees for director.	Plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. There is no cumulative voting for the election of directors.
Proposal 2 – Advisory Vote on Executive Compensation
•

vote in favor,

•

vote against, or

•

abstain from voting.

The Board of Directors recommends the vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials.

Majority of the votes cast
Proposal 3 – Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm
•

vote in favor,

•

vote against or

•

abstain from voting.

The Board of Directors recommends the vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.

Majority of the votes cast

Effect of Broker Non-Votes and Abstentions
Proposal 1 – Election of Directors	• Broker non-votes will not be counted as votes cast • Withheld votes will have no effect on the outcome of the election
Proposal 2 – Advisory Vote on Executive Compensation	• Broker non-votes will not be counted as votes cast and will have no effect on voting of the proposal • Abstentions will have the same effect as a vote against the proposal
Proposal 3 – Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm	• Broker non-votes will not be counted as votes cast and will have no effect on voting of the proposal • Abstentions will have the same effect as a vote against the proposal

Voting by Proxy; Revocation of Proxy; Board Recommendations

This proxy statement is being sent to you by the Company’s Board of Directors to request that you allow your shares of Company common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the Annual Meeting by properly executed and dated proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

If any matters not described in this proxy statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the Annual Meeting in order to solicit additional proxies. If the Annual Meeting is adjourned or postponed, your Company common stock may be voted by the persons named in the proxy card on the new meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a later dated proxy, or participate in the Annual Meeting virtually and vote your shares. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee, that accompanies this proxy statement.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     74

Back to Contents

Participants in OceanFirst Financial Corp.’s and OceanFirst Bank’s Benefit Plans

Participants in the OceanFirst Bank Employee Stock Ownership Plan (the “ESOP”) and the OceanFirst Bank Retirement Plan (the “401(k) Plan”) will receive a voting instruction form for each plan that reflects all shares they may vote under the particular plan. Under the terms of the ESOP, the trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of the Company common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares of Company common stock for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of Company common stock in the plan credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which such trustee received timely voting instructions. The deadline for returning voting instructions to each plan’s trustee is May 20, 2022.

IF YOU HAVE ANY QUESTIONS ABOUT VOTING, PLEASE CONTACT THE COMPANY’S PROXY SOLICITOR, ALLIANCE ADVISORS, LLC BY CALLING TOLL FREE AT (800) 429-2732.

Stockholder Nominations and Proposals

The Company’s Bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the Annual Meeting; provided that if less than 100 days’ notice or prior public disclosure of the date of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the date of the Annual Meeting was mailed to stockholders or prior public disclosure of the meeting date was made. The 2023 Annual Meeting of Stockholders is expected to be held on or about May 24, 2023. Stockholders must comply with the Company’s procedures to be followed by stockholders to submit a recommendation of a director candidate. See “Procedures to be Followed by Stockholders.” A copy of the full text of the Bylaw provisions discussed above may be obtained by writing the Corporate Secretary at 110 West Front Street, Red Bank, New Jersey 07701.

Stockholder Proposals for Inclusion in Proxy Materials

In order to be eligible for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s administrative offices at 110 West Front Street, Red Bank, New Jersey 07701, no later than December 27, 2022. If next year’s Annual Meeting is held on a date more than 30 calendar days from May 25, 2023, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation material for such Annual Meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Commission.

Notice of a Solicitation of Proxies in Support of Director Nominees Other Than the Company's Nominees

In order to solicit proxies in support of director nominees other than the Company's nominees for the 2023 Annual Meeting of Stockholders, a person must provide notice postmarked or transmitted electronically to our administrative office, 110 West Front Street, Red Bank, New Jersey, 07701, investorrelations@oceanfirst.com, no later than March 27, 2023. Any such notice and solicitation shall be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     75

Back to Contents

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chair of the Audit Committee, Grace C. Torres, at the Company’s address. Other communications to the Board of Directors may be made to the Corporate Secretary at the Company’s address. Communications to individual directors may be made to such director at the Company’s address.

In addition, the Board of Directors encourages directors to attend the Annual Meeting of Stockholders. All directors, then appointed, virtually attended the Annual Meeting of Stockholders held on May 19, 2021.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     76

Back to Contents

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation. The Company will pay Alliance Advisors, LLC, a proxy solicitation firm, a fee of $8,500 plus expenses to assist the Company in soliciting proxies.

The Company’s Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on April 6, 2022. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 25, 2022

The proxy statement and Annual Report to Stockholders are available on the Company’s website (www.oceanfirst.com).

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the Securities and Exchange Commission may be accessed through the Company’s website (www.oceanfirst.com). A copy of the Form 10-K (without exhibits) will be furnished without charge to persons who were stockholders as of the close of business on April 6, 2022 upon written request to Jill Apito Hewitt, Senior Vice President and Investor Relations Officer, OceanFirst Financial Corp., 110 West Front Street, Red Bank, New Jersey 07701.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce the printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of the Annual Report and proxy statement, you can request householding by contacting your broker or other holder of record.

By Order of the Board of Directors

Steven J. Tsimbinos
Corporate Secretary
Red Bank, New Jersey
April 26, 2022

You are cordially invited to attend the Annual Meeting of Stockholders virtually. Whether or not you plan to attend the Annual Meeting, you are requested to sign, date, and promptly return the accompanying proxy card in the enclosed postage-paid envelope, or vote your shares electronically or by phone by following the voting instructions printed on the proxy card. If you plan on attending the virtual meeting, or have any questions, please contact Jill Apito Hewitt, Senior Vice President and Investor Relations Officer, OceanFirst Financial Corp., 110 West Front Street, Red Bank, New Jersey 07701.

OCEANFIRST FINANCIAL CORP. • 2022 Proxy Statement     77

Back to Contents

OceanFirst

OceanFirst Financial Corp.
110 West Front Street
Red Bank, New Jersey 07701
(732) 240-4500

www. oceanfirst.com
NASDAQ: OCFC

Back to Contents

OCEANFIRST FINANCIAL CORP.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 24, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 20, 2022 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/OCFC2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 24, 2022 for shares held directly and by 11:59 p.m. Eastern Time on May 20, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Anthony R. Coscia
02) Michael D. Devlin
03) Jack M. Farris
04) Kimberly M. Guadagno
05) Nicos Katsoulis
06) Joseph J. Lebel III
07) Christopher D. Maher
08) Joseph M. Murphy, Jr.
09) Steven M. Scopellite
10) Grace C. Torres
11) Patricia L. Turner
12) John E. Walsh

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, an Annual Report to Stockholders and a Proxy Statement dated April 26, 2022.

0000555132_1 R1.0.0.24

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Annual Report are available at www.proxyvote.com

OCEANFIRST FINANCIAL CORP.
Annual Meeting of Stockholders
May 25, 2022 9:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Christopher D. Maher and Steven J. Tsimbinos, each with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of OceanFirst Financial Corp. (the "Company") which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held virtually at www.virtualshareholdermeeting.com/OCFC2022, on May 25, 2022, at 9:00 AM and at any and all adjournments thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the nominees as directors specified under Proposal 1 and "FOR" Proposals 2 and 3. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

0000555132_2 R1.0.0.24

Continued and to be signed on the reverse side